CONTACT GOLD CORP.

Notice of Annual Meeting of Shareholders

May 28, 2020

Management Information Circular

THIS PAGE LEFT INTENTIONALLY BLANK

THIS PAGE LEFT INTENTIONALLY BLANK

CONTACT GOLD CORP. (the "Company")

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TAKE NOTICE that the Annual Meeting (the "Meeting") of the shareholders of Contact Gold Corp. ("Shareholders") will be held by audio conference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), on May 28, 2020 at 1:30 p.m. (Pacific Time), for the following purposes:

1. To receive the audited consolidated financial statements of the Company for the year ended December 31, 2019, together with the auditor's report thereon;

2. To fix the number of directors of the Company at SEVEN;

3. To elect directors for the ensuing year;

4. To appoint Ernst & Young, LLP, Chartered Professional Accountants as auditor for the Company for the ensuing year and to authorize the board of directors to fix their remuneration;

5. consider, and if thought fit, approve an ordinary resolution approving amendments to the Company's Stock and Incentive Plan (the "Incentive Plan") and approving all unallocated stock options which may be granted under the Incentive Plan as more particularly described in the accompanying Information Circular;

6. consider, and if thought fit, approve an ordinary resolution to approve amendments to the Company's Deferred Share Unit Plan (the "Amended DSU Plan"), as described in the accompanying Information Circular;

7. consider, and if thought fit, to approve an ordinary resolution to approve amendments to the Company's Restricted Share Unit Plan (the "Amended RSU Plan"), as described in the accompanying Information Circular; and

8. To transact such other business as may properly come before the Meeting, or at any adjournment thereof.

Specific details of the above items of business, as well as further information with respect to voting by proxy and detailed instructions about how to participate at the virtual Meeting are contained in the Information Circular of management which accompanies this Notice of Meeting (the "Notice") and, together with management's Instrument of Proxy ("Proxy") or Voting Instruction Form ("VIF") which also accompanies the Notice, form a part hereof and must be read in conjunction with this Notice.

Shareholders of record at the close of business April 23, 2020 will be entitled to receive notice, attend and vote at the Meeting.

With the rapidly evolving public health crisis resulting from the global spread of the novel coronavirus ("COVID-19"), to mitigate risks to the health and safety of our communities, Shareholders, employees and other stakeholders, we will hold the Meeting this year in a virtual-only format, which will be conducted via teleconference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided as to how Registered shareholders and duly appointed proxyholders entitled to vote at the Meeting may participate and vote at the Meeting.

Non-registered shareholders (being shareholders who beneficially own shares that are registered in the name of an intermediary such as a bank, trust company, securities broker or other nominee, or in the name of a depository of which the intermediary is a participant) who have not duly appointed themselves as proxyholder will be able to attend the Meeting by phone as guests, but guests will not be able to vote or ask questions at the Meeting.

If you are unable to call into the Meeting, please read the Instructions For Completion of Proxy ("Instructions") on the reverse side of the Proxy or Instructions For Completion of VIF ("VIF Instructions") enclosed herewith and then complete and return the Proxy or VIF within the time set out in the Instructions or VIF Instructions as the case may be. In addition, as set out in the Instructions and VIF Instructions, the enclosed Proxy or VIF is solicited by management of the Company but you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

Page | 1

A Shareholder who wishes to appoint a person other than the proxyholders identified on the form of Proxy or VIF Instructions form (including a non-registered shareholder who wishes to appoint themselves as proxyholder in order to attend and vote at the Meeting) must carefully follow the instructions in the Information Circular and on their form of Proxy or VIF form accompanying this Notice. These instructions include the additional step of registering such proxyholder with the transfer agent, Computershare Investor Services Inc. ("Computershare"), after submitting a form of proxy or voting instruction form. Failure to register will result in the proxyholder not receiving a passcode, which is used for online sign-in, and is required to vote at the Meeting. Without a passcode, such proxyholder will only be able to attend the Meeting online as a guest. Non-registered shareholders located in the United States must also provide Computershare with a duly completed legal proxy if they wish to vote at the meeting or appoint a third party as their proxyholder.

The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

DATED at Vancouver, British Columbia, this 29th day of April, 2020.

BY ORDER OF THE BOARD OF DIRECTORS - CONTACT GOLD CORP.

"John Wenger"

Vice-President Strategy & Chief Financial Officer

Shareholders are cordially invited to attend the virtual Meeting. Shareholders are urged to complete and return the enclosed proxy or VIF promptly.  To be effective, Contact Gold proxies must be received at the Vancouver office of Computershare, the Company's registrar and transfer agent, by 1:00 p.m. (Pacific Time) on May 26, 2020, or 48 hours (excluding Sundays, Saturdays and holidays) prior to any adjourned or postponed Meeting.  Shareholders whose Common Shares are held by a nominee may receive either a VIF or form of Proxy and should follow the instructions provided by the nominee.

Proxies will be counted and tabulated by Computershare in such a manner as to protect the confidentiality of how a particular Shareholder votes except where they contain comments clearly intended for management, in the case of a proxy contest, or where it is necessary to determine the validity of a Proxy or to permit management and the Board to discharge their legal obligations to the Company or its Shareholders.

Page | 2

MANAGEMENT INFORMATION CIRCULAR

for the Annual Meeting of Shareholders

This year, the Meeting will be held in a virtual only format, which will be conducted via audio conference. Shareholders and duly appointed proxyholders can attend the Meeting online by dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International).

The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the coronavirus COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

General Information

Except as otherwise stated, the information contained herein is given as of April 29, 2020.

Figures in this Circular are expressed in Canadian dollars ("$" or "C$"), the same currency that Contact Gold Corp. ("Contact Gold", or the "Company") uses in its consolidated financial statements for the year ended December 31, 2019 (the "Annual Financial Statements"), unless otherwise stated. As at December 31, 2019, and April 29, 2020 (the effective date of this Circular), the values of the Canadian dollar, based on the Bank of Canada's daily average exchange rate, were US$0.7699, and US$0.7183, respectively.

Corporate Background

The Company was incorporated under the Business Corporations Act (Yukon) on May 26, 2000 and was continued under the Business Corporations Act (British Columbia) on June 14, 2006.  On June 7, 2017, upon closing of a series of transactions that recapitalized the business, the Company completed a legal continuance into the State of Nevada and changed its name to "Contact Gold Corp.".  The Company is domiciled in Canada and maintains a head office in Vancouver, British Columbia, Canada. Contact Gold's common shares ("Common Shares"), began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017.  The Company's authorized share capital includes up to 500,000,000 Common Shares; each Common Share has a par value of US$0.001.

Contact Gold is a gold exploration company focused on making district-scale gold discoveries in Nevada. Contact Gold's land holdings are on the Carlin, Independence, and North Nevada Rift gold trends which host numerous gold deposits and mines.  Contact Gold's land position is comprised of approximately 140 km2 of target-rich mineral tenure which hosts numerous gold occurrences, ranging from early to advanced-exploration and resource definition stage. The Company's material project is the Pony Creek ("Pony Creek") property which encompasses 82 km2 in the southern portion of the Carlin gold trend within the Pinion Range, in western Elko County, Nevada.  Pony Creek features a historical mineral resource estimate and is host to near-surface oxide and deeper high-grade targets supported by extensive exploration databases.

Page | 3

VOTING INFORMATION

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF THE COMPANY FOR USE AT THE ANNUAL MEETING (THE "MEETING") OF THE COMPANY TO BE HELD AT SUITE 1050 - 400 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA AT 1:30 P.M. (PACIFIC TIME), ON TUESDAY, MAY 28, 2020, OR ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Company at nominal cost.  All costs of solicitation of proxies by management will be borne by the Company.

Meeting Materials can be accessed directly online at http://www.contactgold.com/agm

Notice to Shareholders in the United States

The solicitation of proxies involves securities of an issuer located in Canada and is being effected and disclosed in accordance with securities laws of the provinces of Canada.  Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

APPOINTMENT AND REVOCATION OF PROXIES

THE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY ARE DIRECTORS OF THE COMPANY. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER'S BEHALF AT THE VIRTUAL MEETING HAS THE RIGHT TO DO SO, EITHER BY STRIKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY, OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

AN INSTRUMENT OF PROXY MUST BE IN WRITING AND SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY DULY AUTHORIZED IN WRITING OR, IF THE SHAREHOLDER IS A CORPORATION, SIGNED BY A DULY AUTHORIZED OFFICER OR ATTORNEY OF THE COMPANY. IF THE PROXY IS TO APPLY TO LESS THAN ALL THE COMMON SHARES REGISTERED IN THE NAME OF THE SHAREHOLDER, THE PROXY MUST SPECIFY THE NUMBER OF COMMON SHARES TO WHICH IT APPLIES. A PROXY WILL NOT BE VALID UNLESS THE COMPLETED INSTRUMENT OF PROXY AND THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT IS SIGNED, OR A NOTARIALY CERTIFIED COPY THEREOF SATISFACTORY TO THE COMPANY, IS RECEIVED BY COMPUTERSHARE INVESTOR SERVICES INC. ("COMPUTERSHARE"), PROXY DEPARTMENT, 510 BURRARD STREET, 3RD FLOOR, VANCOUVER, BC V6C 3B9 (FACSIMILE: 604-689-8144) NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE COMMENCEMENT OF THE MEETING, OR ANY ADJOURNMENT THEREOF.

A SHAREHOLDER WHO HAS GIVEN AN Instrument of Proxy may revoke it by an instrument in writing signed by the shareholder or by the Shareholder's attorney authorized in writing or, where the Shareholder is a corporation by a duly authorized officer or attorney of the Company, and delivered to the administrative offices of the Company, Suite 1050 - 400 Burrard Street, Vancouver, BC, V6C 3A6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the Instrument of Proxy is to be used, or to the Chair of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner provided by law.  A revocation of an Instrument of Proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED INSTRUMENT OF PROXY WILL VOTE OR WITHHOLD FROM VOTING THE COMMON SHARES IN RESPECT OF WHICH THEY ARE APPOINTED PROXY ON ANY POLL THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER AS INDICATED ON THE INSTRUMENT OF PROXY AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE COMMON SHARES WILL BE VOTED ACCORDINGLY.  WHERE NO CHOICE OR WHERE BOTH CHOICES ARE SPECIFIED IN THE INSTRUMENT OF PROXY, SUCH COMMON SHARES WILL BE VOTED "FOR" THE MATTERS OR PERSONS DESCRIBED THEREIN AND IN THIS INFORMATION CIRCULAR.

Page | 4

The enclosed Instrument of Proxy confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting.  In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any other business is properly brought before the Meeting, the persons designated in the enclosed Instrument of Proxy will vote in accordance with their best judgment on such matters or business.  At the time of the printing of this Circular, management of the Company knows of no such amendments, variations or other matters which may be presented to the Meeting. However, if any amendments, variations or other matters which are not now known to management should properly come before the Meeting, the Common Shares represented by proxies in favour of the management nominees named in the accompanying form of proxy will be voted on such matters in accordance with the best judgment of such proxy nominees.

NON-REGISTERED SHAREHOLDERS

Only registered Shareholders or their duly appointed proxy holders are permitted to vote at the Meeting.  Most Shareholders are "non-registered" Shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares or a clearing agency.  More particularly, a person is not a registered Shareholder in respect of Common Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as the Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant.  In accordance with the requirements of National Instrument 54-102, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Instrument of Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.  Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

a) be given an Instrument of Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the Instrument of Proxy, this Instrument of Proxy is not required to be signed by the Non-Registered Holder when submitting the Instrument of Proxy.  In this case, the Non-Registered Holder who wishes to submit an instrument of proxy should otherwise properly complete the Instrument of Proxy and deposit it with the Company as provided above; or

b) more typically, be given a Voting Instructions Form (a "VIF") which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one-page, pre-printed form.  Sometimes, instead of the one-page, pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information.  In order for the Instrument of Proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the Instrument of Proxy, properly complete and sign the Instrument of Proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management's representatives named in the Instrument of Proxy and insert the Non-Registered Holder's name in the blank space provided.  In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the instrument of proxy or proxy authorization form is to be delivered.

Page | 5

All reference to shareholders in this Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise.  In addition, there are two kinds of Beneficial Owners - those who object to their names being made known to the issuers of securities which they own being called Objecting Beneficial Owners ("OBOs") and those who do not object to the issuers of the securities knowing who they are being called Non-Objecting Beneficial Owners ("NOBOs").

The Company will avail itself of those provisions of National Instrument 54-101, Communication with Beneficial Owners of Securities of Reporting Issuers ("NI 54-101") that permit it to directly deliver proxy related materials to its NOBOs.  As a result, NOBOs can expect to receive a scannable Request for a VIF from Contact Gold's transfer agent, Computershare. These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile.  Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIFs they receive.

VOTING AT THE VIRTUAL MEETING

To proactively deal with the unprecedented public health impact of COVID-19, the Company will hold its Meeting in a virtual only format, which will be conducted by conference call. The Company believes that hosting a virtual meeting will increase participation by its Shareholders, as it will enable Shareholders to more easily attend the Meeting regardless of their geographic location. This year, Shareholders will not be able to physically attend the Meeting.

Only Registered Shareholders and duly appointed proxyholders may attend and vote at the virtual Meeting. Registered Shareholders and duly appointed proxyholders who participate and listen to the Meeting, and vote, in real time, provided they are connected to the Internet and comply with all of the requirements set out in this Circular.  A Registered Shareholder or a Non-Registered Shareholder who has appointed themselves or a third-party proxyholder to represent them at the Meeting, will appear on a list of Shareholders prepared by Computershare, the transfer agent and registrar for the Meeting. To have their Common Shares voted at the meeting, each Registered Shareholder or proxyholder will be required to enter their control number or other passcode prior to the start of the Meeting.

Non-Registered Shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will be able to listen to the Meeting by teleconference, but will not be able to vote or ask questions at the Meeting. This is because Computershare, does not have a record of the Non-Registered Shareholders of and, as a result, will have no knowledge of shareholdings or entitlement to vote, unless the Non-Registered Shareholder appoints itself as proxyholder.

If you are a Non-Registered Shareholders and wish to vote at the Meeting, you must (i) appoint yourself as proxyholder by inserting your own name in the space provided for appointing a proxyholder on the VIF form sent to you and follow all of the applicable instructions, including the deadline, provided by the Intermediary; and (ii) register with Computershare. See "Appointment and Revocation of Proxies" in this Circular for additional information on how Non-Registered Shareholders can appoint themselves as proxyholder.

In order to streamline the virtual Meeting process, the Company encourages Shareholders to vote in advance of the Meeting using the VIF form or the form of Proxy mailed to them with the Meeting Materials. Shareholders wishing to attend the virtual Meeting may do so by calling 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided.

A summary of the information Shareholders will need to attend the online meeting is provided below. 

  Registered Shareholders must dial-in prior to the start of the Meeting, and enter the control number located on the form of Proxy.
  Duly appointed proxyholders will obtain from Computershare a passcode after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in "Appointment and Revocation of Proxies" in this Circular.
  Guests, including Non-Registered Shareholders who have not duly appointed themselves as proxyholder can listen to the Meeting, but will not able to vote or ask questions.

If you are using a control number or passcode to login to the online Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting as a guest.

Page | 6

APPROVAL OF RESOLUTIONS

Unless otherwise specified, a simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein.  If there are more nominees for election as directors or appointment as the Company's auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year, and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed elsewhere herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company has fixed the close of business on April 23, 2020 (the "Record Date") as the record date. Only those holders of record of Common Shares on April 23, 2020, are entitled to vote at the Meeting.  As at the close of business on April 23, 2020, 91,991,973 Common Shares were issued and outstanding. Each Common Share carries the right to one vote at the Meeting.  There are no other classes of voting securities outstanding.

Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of, and to vote, at the Meeting or any adjournments or postponements thereof. Persons registered on the books of the Company at the close of business on the Record Date and persons who are transferees of any Common Shares acquired after the Record Date and who have produced properly endorsed certificates evidencing such Common Shares or who otherwise establish ownership thereof and demand, not later than 10 days before the Meeting, that their names be included in the list of Shareholders, are entitled to vote at the Meeting.

To the knowledge of the directors or senior officers of the Company, as at the date of this Circular, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, 10% or more of the Common Shares, other than as set out below:

Name of Shareholder	Number of Common Shares(1)(2)	Percentage of Common Shares
Waterton Nevada Splitter, LLC	31,351,649	34.08%
Ruffer LLP	10,300,000	11.20%

(1) The information as to Common Shares beneficially owned, controlled or directed, not being within the knowledge of the Company, has been obtained by the Company from publicly disclosed information and/or furnished by the relevant shareholder.

(2) On a non-diluted basis

In aggregate, including those held by the Named Executive Officers, the directors and other officers of the Company hold 8,604,202 Common Shares, representing 9.35% of the issued Common Shares.

Page | 7

BUSINESS OF THE MEETING

RECEIPT OF FINANCIAL STATEMENTS

The Annual Financial Statements and accompanying auditor's report thereon will be presented at the Meeting, and will be mailed to those registered and beneficial Shareholders who requested them.  The Annual Financial Statements are available under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at  www.sedar.com and at  www.contactgold.com.

ELECTION OF DIRECTORS

The Company's by-laws provide that the Board shall consist of such number of directors as may be fixed from time to time by resolution of the Board. The Board currently consists of seven (7) directors.

At the Meeting, Shareholders will be asked to consider, and, if thought fit, approve with or without variation a resolution re-electing the seven (7) current members of the Board as the directors of the Company, namely Matthew Lennox King, Richard (Charlie) Davies, John Dorward, Andrew Farncomb, Riyaz Lalani, George Salamis and Mark Wellings. It is intended that each of the directors shall hold office until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of Incorporation of the Company, or with the provisions of Nevada Revised Statutes applicable to Nevada corporations, Title 7, Chapter 78.

Shareholders have the option to (i) vote for all of the directors of the Company listed in the table below; (ii) vote for some of the directors and withhold for others; or (iii) withhold for all of the directors.

UNLESS OTHERWISE INSTRUCTED, PROXIES AND VOTING INSTRUCTIONS GIVEN PURSUANT TO THIS SOLICITATION BY THE MANAGEMENT OF THE COMPANY WILL BE VOTED FOR THE ELECTION OF EACH OF THE PROPOSED NOMINEES SET FORTH IN THE TABLE BELOW.

Management has no reason to believe that any of the nominees will be unable to serve as a director. However, if any proposed nominee is unable to serve as a director, the individuals named in the enclosed form of proxy will be voted in favour of the remaining nominees, and may be voted in favour of a substitute nominee unless the Shareholder has specified in the proxy that the Common Shares represented thereby are to be withheld from voting in respect of the election of directors.

MAJORITY VOTING FOR DIRECTORS

The Board adopted a policy requiring that in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" than votes "for" will tender a resignation to the Chair of the Board promptly following the Meeting. The Corporate Governance and Nominating Committee ("CGNC") will consider the offer of resignation and, except in special circumstances, will recommend that the Board accept the resignation. The Board will make its decision and announce it in a press release within 90 days following the Meeting, including the reasons for rejecting the resignation, if applicable. The nominee will not participate in any CGNC or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

Page | 8

NOMINEES AND QUALIFICATIONS

The following table states the name of each person nominated by management for election as directors, such person's principal occupation or employment, and the approximate number of voting securities and other (non-voting) equity instruments of the Company (including Options, share purchase warrants ("Warrants"), and Deferred Share Units ("DSUs") that such person beneficially owns, or over which such person exercises direction or control as of the date of this Circular:

Nominee & Ordinary Place of Residence	Position Held with Contact Gold and Principal Occupation for the Past Five Years(5)	Common Shares	Options(6)	Warrants	DSUs (6)
Matt Lennox-King(4) Age: 44 Whistler, BC	President & CEO, Contact Gold Corp. President & Chief Executive Officer of Pilot Gold Inc. (April 2011 to November 2015)	3,276,600	975,000	250,000	-nil
Charlie Davies(4) Age: 45 Toronto, ON	Independent Director, Contact Gold Corp. Principal, Exploration of Waterton Global Resource Management (April 2014 to Present) Manager, Exploration at Kinross Gold (January 2012 to April 2014)	-nil	525,000	-nil	58,333
John Dorward(1)(2)(3)(7) Age: 48 Toronto, ON	Independent Director (Chair), Contact Gold Corp. President & CEO of Roxgold Inc. (September 2012 to Present)	772,834	525,000	-nil	276,609
Andrew Farncomb Age: 39 Toronto, ON	Senior Vice-President, Director, Contact Gold Corp. Managing Partner at Cairn Merchant Partners LP (May 2012 to present)	2,268,165	825,000	350,000	-nil
Riyaz Lalani (1)(3) Age: 43 Toronto, ON	Independent Director, Contact Gold Corp. Chief Corporate Officer, The Supreme Cannabis Company, Inc. (December 2018 to January 2020) CEO, Bayfield Strategy (February 2013 to November 2018)	-nil	525,000	-nil	221,287
George Salamis(2)(3)(4) Age: 54 North Vancouver, BC	Independent Director, Contact Gold Corp. President & CEO of Integra Resources Corp. (August 2017 to Present); President and CEO of Edgewater Exploration Ltd. (September 2010 to present); CEO of Pinecrest Resources Ltd. (2014 to present); Executive Chair of Integra Gold Corp. (September 2014 to July 2017)	611,094	525,000	-nil	193,625
Mark Wellings(1)(2)(7) Age: 56 Toronto, ON	Independent Director, Contact Gold Corp. President and CEO of Eurotin Inc. (November 2015 to present); Principal, at INFOR Financial Group Inc. (September 2016 to present);	804,166	525,000	-nil	193,625

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Corporate Governance & Nominating Committee

(4) Member of Health, Safety & Sustainability Committee

(5) Information about principal occupation, business or employment and securities beneficially owned, directly or indirectly, or over which control or direction is exercised, has been furnished by respective persons set forth above.  Each individual has held his position since June 7, 2017.

(6) Each Warrant entitles the purchased to one Common Share

(7) Messrs. Dorward and Wellings have indicated intention to subscribe for and additional 250,000  and 200,000 Common Shares and Warrants, respectively, in a private placement financing that is expected to close shortly after the date of this Circular.

(8) None of these individuals hold Restricted Share Units ("RSUs"), or Restricted Shares as of the date of this Circular.  A total of 2,008,333 of the stock options to purchase Common Shares (being non-qualified stock options and incentive stock options, collectively "Options") held are exercisable as of the date of this Circular.  See also Stock Options and Other Compensation Securities in this Circular.  DSUs granted under the Contact Gold Deferred Share Unit Plan to Directors of the Company, have no expiration date and are redeemable upon termination of service.

There are no contracts, arrangements or understandings between any independent Director or executive officer or any other person pursuant to which any of the nominees has been nominated for election as a Director of the Company.  There are employment agreements amongst the Company and each of Messrs. Lennox-King, and Farncomb, respectively, for their roles as officers of the Company.  Remuneration (Director Fees) paid to the independent directors is paid on a quarterly basis, as disclosed in this Circular.

Page | 9

CORPORATION CEASE TRADE ORDER, BANKRUPTCY, PENALTIES AND SANCTIONS

As of the date of this Circular: (a) no proposed director of the Company is, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, (i) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, in each case in effect for a period of more than 30 consecutive days (each an "order") that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) no proposed director of the Company is, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; (c) no proposed director of the Company has, within the 10 years before the date of this Circular, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder; and (d) no proposed director of the Company has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a proposed director. To the knowledge of the Company, no personal holding company of any proposed director is or has been, as applicable, subject to the foregoing during the applicable time periods.

Page | 10

APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to vote for the reappointment of Ernst & Young LLP, Chartered Professional Accountants ("E&Y"), the current independent registered certified auditors of the Company, as the auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.  A simple majority of the votes cast at the Meeting must be voted in favour thereof.  E&Y was first appointed auditor of the Company by resolution of the Board dated, July 18, 2017.

Auditor remuneration

Audit Fees:  The Company's audit fees are negotiated with the auditors of the Company on an arm's length basis.  In the preceding year, such fees were based on the nature and complexity of the matters in question and the time incurred by the auditors. The directors believe that the fees negotiated in the past with the auditors of the Company were reasonable and, in the circumstances, would be comparable to fees charged by other auditors providing similar services.

Non-Audit fees:  As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre- Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre-approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Details of the fees paid to E&Y relating to fiscal 2019 and 2018 can be found in the Company's Annual Information Form for the fiscal year ended December 31, 2019, dated March 30, 2020 (the "2019 AIF"); a copy of which is available on SEDAR under the Company's profile at www.sedar.com.

Unless such authority is withheld, the management proxy nominees named in the accompanying Proxy intend to vote "for" the appointment of E&Y as auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.

UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE WITHHELD OR VOTED OTHERWISE, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE APPOINTMENT AND RATIFICATION OF E&Y AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL A SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE BOARD TO FIX THE REMUNERATION OF THE AUDITORS.

Page | 11

RATIFICATION AND APPROVAL OF AMENDED AND RESTATED STOCK AND INCENTIVE PLAN

At the Meeting, Shareholders will be asked to vote for the ratification and approval of the amendment restatement of the Company's Amended and Restated Stock and Incentive Plan (the "Incentive Plan"), a copy of which is attached as Schedule "A" to this Circular.

The Incentive Plan was submitted for acceptance to the TSXV on April 21, 2020, and is subject to confirmation and approval by the Shareholders and satisfying the requirements of the TSXV, including the filing of applicable documentation. On April 24, 2020, the Board approved the Incentive Plan, subject to the receipt of shareholder and regulatory approvals. The summary of the Incentive Plan set forth in this Circular is subject to and qualified in its entirety by the provisions of such plan. Reference should be made to the specific provisions of the Incentive Plan with respect to any particular provision described below and elsewhere in this Circular.

The Company's initial stock option plan (the "Initial Plan") was approved by the then shareholders of the Company at a special meeting held on June 5, 2017, prior to the listing of the Common Shares on the TSXV.

The Initial Plan is a fixed plan that sets the aggregate number of Common Shares reserved for issuance under all awards during the term of the Initial Plan, and the number of Common Shares reserved for issuance under any other share compensation arrangements granted or made available by Contact Gold from time to time.  The issuance of 10,026,824 Common Shares under the Initial Plan was authorized by shareholders of the Company at the June 5, 2017 special meeting.

The Incentive Plan, is also a fixed plan and sets forth 16,500,000 Common Shares as the maximum number of Common Shares reserved for issuance under the Incentive Plan and any other share compensation arrangements granted or made available by the Contact Gold from time to time. If approved by Shareholders, the amended Incentive Plan will govern all outstanding options of the Company.

There are no proposed awards of any Options or other equity incentive instruments as at the date of this Circular.

SUMMARY OF INCENTIVE PLAN

The principal amendments from the Initial Plan reflect modifications for certain United States tax considerations, and an increase to the number or allowable and authorized Common Shares issuable.  The following is a summary of the principal terms of the Incentive Plan, which is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached at Schedule "A" to this Circular:

Eligible Participants

Employees, directors and consultants of Contact Gold and its affiliates are eligible to participate in the Incentive Plan (the "Eligible Participants" and, following the grant of an award (an "Award") pursuant to the Incentive Plan, the "Participants"). The Compensation Committee of the Board of Contact Gold (the "Compensation Committee") or such other committee authorized by the Board will be responsible for administering the Compensation Plan. The Compensation Plan will permit the Compensation Committee to grant Awards for Options (being non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, performance awards and dividend equivalents to Eligible Participants.

Common Shares Issuable Pursuant to the Incentive Plan

The number of Common Shares reserved for issuance under the Incentive Plan, together with any other security-based compensation arrangements granted or made available by the Company from time to time, was limited to 10,026,899 Common Shares under the Initial Plan. Pursuant to the Incentive Plan, and subject to applicable law, prior approval of the TSXV and shareholders, the number of Common Shares reserved for issuance, together with any of the Company's other security-based compensation arrangements will be 16,500,000.

Further increase to the number of Common Shares reserved for issuance will require an additional amendment to the Incentive Plan, other than pursuant to any adjustments under the terms of the Compensation Plan.

Page | 12

Types of Awards

Options

The Compensation Committee may grant Options to any Eligible Participant at any time, in such number and on such terms as will be determined by the Compensation Committee in its discretion. Incentive stock options may be granted only to employees of the Company or a parent subsidiary corporation of the Company within the meaning of Section 424 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

The exercise price for any Option granted pursuant to the Incentive Plan will be determined by the Compensation Committee and specified in an award agreement, provided however, that the price will not be less than the Fair Market Value (as such term is as defined in the Incentive Plan) of the Common Shares on the date of grant (provided however: (a) that the Compensation Committee may designate a purchase price below Fair Market Value on the date of grant if Option is granted in substitution for an option previously granted by an entity that is acquired by or merged with the Contact Gold or an affiliate; and (b) that, in the case of the grant of an incentive stock option to a Participant who, at the time such option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, the purchase price per Common Share purchasable under an incentive stock option shall be not less than 110% of the Fair Market Value of the Common Share on the date of grant of the incentive stock option.)

Options will vest and become exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Compensation Committee in each instance approves.  Options will expire at such time as the Compensation Committee determines at the time of grant; provided, however that no Option will be exercisable later than the fifth anniversary date of its grant.

Stock Appreciation Rights

A stock appreciation right or a SAR entitles the holder to receive the difference between the Fair Market Value of a Common Share on the date of exercise and the grant price. The Compensation Committee may grant SARs to any Eligible Participant at any time and on such terms as will be determined by the Compensation Committee. The grant price of a SAR will be determined by the Compensation Committee and specified in an award agreement. The price will not be less than the Fair Market Value of the Common Share on the day of grant, provided, however, that the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the SAR is granted in substitution for a SAR previously granted by an entity that is acquired by or merged with the Company or an affiliate. SARs will vest and become exercisable upon whatever terms and conditions the Compensation Committee, in its discretion, subject to the terms of the Compensation Plan.

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the Fair Market Value of the underlying Common Share on the date of exercise over the grant price.

Restricted Stock

Restricted Stock are awards of Common Shares that are subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events, over a period of time, as determined by the Compensation Committee. The Compensation Committee may grant Restricted Stock to any Eligible Participant at any time and on such terms as the Compensation Committee determines. The specific terms, including the number of Restricted Stock awarded, the restriction period, the settlement date and any other restrictions or conditions that the Compensation Committee determines to impose on any Restricted Stock shall be set out in an award agreement. To the extent required by law, holders of Restricted Stock shall have voting rights during the restricted period.

Performance Awards

Performance awards are awards, denominated or payable in cash, Common Shares (including restricted stock), other securities or Awards, or other property of the Company, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. The Compensation Committee may grant performance awards to any Eligible Participant at any time, in such number and on such terms as may be determined by the Compensation Committee in its discretion.  Performance awards shall be conditioned solely on the achievement of one or more objective performance goals established by the Compensation Committee within the time prescribed by Section 162(m) of the Code, which sets out prescribed limits on compensation.

Page | 13

Dividend Equivalents

Dividend equivalents are Awards which Participants shall be entitled to receive payments (in cash, Common Shares, other securities, other Awards or other property of the Company as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by the Company to holders of Common Shares with respect to a number of Common Shares determined by the Compensation Committee.

Subject to the terms of the Compensation Plan,  and any applicable award agreement, such dividend equivalents may have such terms and conditions as the Compensation Committee shall determine.  Notwithstanding the foregoing, the Compensation Committee may not grant dividend equivalents to Eligible Participants in connection with grants of Options  or SARs to such Eligible Participants.

Assignability

Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

Cessation of Awards

Death

If a Participant dies while an employee, officer or director of, or consultant to the Company, the legal representative of the Participant may exercise the Participant's vested Options  for a period until the earlier of the original expiry date of the Award and 90 days after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death. For greater certainty, all unvested Options held by a Participant who dies shall terminate and become void on the date of death of such Participant.

Termination other than Death

Upon termination of the Participant's employment or term of office or engagement with the Company for any reason other than death: (i) any of the Options held by the Participant that are exercisable on the termination date continue to be exercisable until the earlier of three months (six months in the case of a voluntary retirement) after the termination date and the date on which the exercise period of the Option expires, and any Options that have not vested at the termination date shall immediately expire; (ii) any RSUs held by a Participant that have vested at the termination date will be paid to the Participant and any RSUs that have not at the termination date will be immediately cancelled; and (iii) the treatment for all other types of Awards shall be as set out in the applicable award agreement.

If a Participant who is a non-executive director of the Company ceases to be an Eligible Participant as a result of his or her retirement from the Board, each unvested Option held by such Participant shall automatically vest on the date of his or her retirement from the Board, and thereafter each vested Option held by such Participant will cease to be exercisable on the earlier of the original expiry date of the Option and 90 days after the date of his or her retirement from the Board.

If a Participant ceases to be an Eligible Participant for any reason whatsoever other than by death or, in the case of a non-executive director, retirement from the Board, each vested Option held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Option and six (6) months after the termination date; provided that all unvested Options held by such Participant shall automatically terminate and become void on the termination date of such Participant.

Except as otherwise determined by the Compensation Committee or as provided in an award agreement, upon a Participant's termination of employment or resignation or removal as a director, during the applicable restriction period, all Common Shares of restricted stock held by such Participant at such time shall be forfeited and reacquired by the Company.

Corporate Transactions

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Common Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Compensation Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken thereunder shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof: either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Compensation Plan, the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's vested rights, then such Award may be terminated by the Company without any payment); or (B) the replacement of such Award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion; that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or that such Award shall be exercisable or payable or fully vested with respect to all Common Shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement.

Page | 14

Amending the Compensation Plan

The Board may amend, alter, modify, suspended or terminate the Compensation Plan or the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Compensation Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under the Compensation Plan.

Prior approval of the Shareholders shall only be required for any amendment to the Compensation Plan or an Award that would:

(i) increase the maximum number of Common Shares that may be issuable from treasury pursuant to Awards granted under the Compensation Plan;

(ii) require Shareholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to the Company; or

(iii) cause the Section 162(m) exemption under the Code for qualified performance-based compensation to become unavailable with respect to the Compensation Plan (if the Company is subject to the deduction limitation under Section 162(m) of the Code).

Disinterested Shareholder approval is required for the following:

(i) any individual Award grant that would result in the grant to insiders (as a group) of the Company, within a 12 month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Common Shares, calculated on the date an Award is granted to any Insider;

(ii) any individual Award grant that would result in the number of Common Shares issued to any individual in any 12 month period under the Compensation Plan exceeding 5% of the issued Common Shares, less the aggregate number of Common Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

(iii) any amendment to Awards held by insiders of the Company that would have the effect of decreasing the exercise price of the Award.

Shareholder Approval and Confirmation

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, to approve, with or without variation, the resolution substantially in the form set out below (the "Incentive Plan Resolution"), approving and confirming the Incentive Plan, and in particular, confirming the granting of unallocated Options, stock appreciation rights, restricted stock, performance awards and dividend equivalents to Eligible Participants pursuant to the Incentive Plan representing up to an aggregate of 16,500,000 Common Shares (in aggregate with the total number of units issuable under the Amended RSU Plan and Amended DSU Plan, as described in this Circular) and approving the amendments to be given effect in the Incentive Plan.  All allocated Options (being those Options that have been granted and are outstanding), will continue and be unaffected by the approval or disapproval of the Incentive Plan Resolution. If the requisite Shareholder approval of the Incentive Plan Resolution is not obtained at the Meeting, previously allocated Options that expire or are cancelled and any options not previously allocated may not be allocated under the Incentive Plan.

To be effective, the Incentive Plan Resolution must be authorized and approved by a simple majority of the votes cast by holders of Common Shares present in person or represented by proxy and entitled to vote at the Meeting. Unless otherwise directed, the management proxy nominees named in the accompanying form of proxy intend to vote the Common Shares represented thereby in respect of the Meeting "FOR" the approval of the Incentive Plan Resolution.

Page | 15

Incentive Plan Resolution

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1) the Amended and Restated Stock and Incentive Plan (the "Incentive Plan") of the Company, as more particularly described in the Information Circular and attached thereto as Schedule "A", subject to the acceptance for filing thereof by the Toronto Stock Exchange (the "TSXV"), and the grant of unallocated Options, stock appreciation rights, restricted stock, performance awards and dividend equivalents to Eligible Participants thereunder in accordance therewith, be and is hereby approved;

2) the number of Common Shares reserved for issuance under the Incentive Plan (together with those Common Shares which may be issued pursuant to any other share compensation arrangement adopted by the Company)  shall not exceed 16,500,000;

3) the Board of Directors of the Company be authorized to make any changes to the Plan as may be required or permitted by the TSXV; and

4) any director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.

RATIFICATION AND APPROVAL OF AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

At the Meeting, Shareholders will be asked to vote for the ratification and approval of the amendment restatement of the Company's amended and restated Restricted Share Unit Plan (the "RSU Plan"), a copy of which is attached as Schedule "B" to this Circular. Restricted Share Units ("RSU") are akin to "phantom shares" that track the value of the underlying Common Shares but do not entitle the recipient (an "RSU Grantee") to the actual underlying Common Shares until such RSUs vest.

The amended and restated RSU Plan was submitted for acceptance to the TSXV on April 21, 2020, and is subject to confirmation and approval by the Shareholders and satisfying the requirements of the TSXV, including the filing of applicable documentation. On April 24, 2020, the Board approved the amended and restated RSU Plan, subject to the receipt of shareholder and regulatory approvals. The summary of the RSU Plan set forth in this Circular is subject to and qualified in its entirety by the provisions of such plan. Reference should be made to the specific provisions of the RSU Plan with respect to any particular provision described below and elsewhere in this Circular.

The Company's initial RSU Plan was approved by the then shareholders of the Company at a special meeting held on June 5, 2017, prior to the listing of the Common Shares on the TSXV.

SUMMARY OF RSU PLAN

The principal amendments reflected in the amended and restated RSU Plan reflect modifications for certain United States tax considerations.  The following is a summary of the principal terms of the RSU Plan, which is qualified in its entirety by reference to the full text of the RSU Plan, a copy of which is attached at Schedule "B" to this Circular:

Eligible Participants

Eligible Participants Participation in the RSU Plan is restricted to employees and officers of the Company (an "RSU Eligible Person"). Employees, including directors who are also employees, are eligible to participate in the RSU Plan.

Administration of Plan

The RSU Plan will permit the Board to grant awards of RSUs to an RSU Grantee. Upon vesting, the RSUs will be converted on a one-for-one basis for freely tradable, non-restricted Common Shares. The Board shall have the discretion to stipulate the length of time for vesting and to determine various performance objectives based on certain business criteria as a pre-condition to the vesting of an RSU. It is the Board's intent that all RSUs will only vest upon the lapse of a certain time period or the achievement of performance objectives designed to advance the Company's business interests and increase the value of the Company. The performance objectives to be met will be established by the Company at the time of grant of the RSU. RSUs shall expire if they have not vested prior to an expiry date to be set by the Board, which shall be no later than December 31 of the third calendar year after the year in which the RSUs have been granted, and will be terminated to the extent the performance objectives or other vesting criteria have not been met.

Page | 16

Payment of RSU Awards

RSU awards are currently designed to be paid out on the trigger date (which, with respect to an RSU, is the date set by the Board in the applicable award agreement, and if no date is set by the Board, then December 1 of the third calendar year following the grant date of the RSU) in Common Shares or, in the event the Company is unable to obtain the required regulatory approvals, a cash amount equal to the fair market value of the Company Issuer underlying the RSUs, less any applicable withholding tax.

Maximum Number of Common Shares Issued

The aggregate number of Shares available for issuance from treasury under the RSU Plan and the DSU Plan, in the aggregate, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time.  Any Common Shares subject to a RSU which has been granted under the RSU Plan and which is settled, cancelled or terminated in accordance with the terms of the RSU Plan shall again be available under the RSU Plan.

The maximum number of Common Shares issuable to Insiders pursuant to the RSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement, at any time, shall not exceed 10% of the total number of outstanding Common Shares.

Dividends

In the event a cash dividend is paid on Common Shares, an RSU Grantee will be credited with the number of RSUs equal to the amount obtained by: (i) multiplying the amount of the dividend per Common Share by the aggregate number of RSUs that were credited to the RSU Grantee's account as of the record date for payment of the dividend and (ii) dividing by the fair market value of the Common Shares on the date on which the dividend is paid.

Fractional Entitlements

Where an RSU Grantee would be entitled to receive a fractional Common Share in respect of any fractional vested RSU, the Company shall pay to such RSU Grantee, in lieu of such factional Common Share, cash equal to the fair market value of such fractional Company.

Transferability

RSUs may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (other than to the beneficiary or estate of an RSU Eligible Person, as the case may be, upon the death of the RSU Grantee) during the vesting period.

Amendments to the RSU Plan

The RSU Plan may be amended or discontinued by the Board at any time, subject to applicable regulatory and Shareholder approvals, provided that no such amendment may materially and adversely affect any RSU previously granted under the RSU Plan without the consent of the RSU holder, except to the extent required by law. The Board may, without notice, at any time and from time to time, without Shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation: (i) for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan; (ii) to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan; (iii) to change the vesting provisions of RSUs; (iv) to change the termination provisions of RSUs or the RSU Plan which does not entail an extension beyond the original expiry date of the RSU; or (v) to make any amendments necessary or advisable because of any change in applicable law, provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant in the RSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan.

Amended RSU Plan Resolution

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1) the Amended Restricted Share Unit Plan (the "RSU Plan") of the Company, as more particularly described in the Information Circular and attached thereto as Schedule "B", subject to the acceptance for filing thereof by the Toronto Stock Exchange (the "TSXV"), and the grant of units thereunder in accordance therewith, be and is hereby approved;

Page | 17

2) the aggregate number of Shares available for issuance from treasury under the RSU Plan and the proposed Deferred Share Unit Plan of the Company, in the aggregate, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time.

3) the Board of Directors of the Company be authorized to make any changes to the RSU Plan as may be required or permitted by the TSXV; and

4) any director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.

RATIFICATION AND APPROVAL OF AMENDED AND RESTATED DEFERRED SHARE UNIT PLAN

At the Meeting, Shareholders will be asked to vote for the ratification and approval of the amendment restatement of the Company's amended and restated Deferred Share Unit Plan (the "DSU Plan"), a copy of which is attached as Schedule "C" to this Circular.

The amended and restated DSU Plan was submitted for acceptance to the TSXV on April 21, 2020, and is subject to confirmation and approval by the Shareholders and satisfying the requirements of the TSXV, including the filing of applicable documentation. On April 24, 2020, the Board approved the amended and restated DSU Plan, subject to the receipt of shareholder and regulatory approvals. The summary of the DSU Plan set forth in this Circular is subject to and qualified in its entirety by the provisions of such plan. Reference should be made to the specific provisions of the DSU Plan with respect to any particular provision described below and elsewhere in this Circular.

The Company's initial DSU Plan was approved by the then shareholders of the Company at a special meeting held on June 5, 2017, prior to the listing of the Common Shares on the TSXV.

SUMMARY OF DSU PLAN

The principal amendments reflected in the amended and restated DSU Plan reflect modifications for certain United States tax considerations.  The following is a summary of the principal terms of the DSU Plan, which is qualified in its entirety by reference to the full text of the DSU Plan, a copy of which is attached at Schedule "C" to this Circular:

Administration of the DSU Plan

The DSU Plan is administered by the Board, however, the Board has the authority to delegate all of its powers and authority under the DSU Plan to the Compensation Committee. Under the DSU Plan, the Board may, before a relevant date in respect of which compensation is otherwise payable, grant Deferred Share Units ("DSU") to any person who is a director and not otherwise an employee of the Company ("DSU Eligible Person"). In addition, DSU Eligible Persons are entitled, at any time before compensation is earned, to elect to receive any portion of their cash compensation in DSUs. DSUs are akin to "phantom shares" that track the value of the underlying Common Shares but do not entitle the recipient to the actual underlying Common Shares until such DSUs vest. Each DSU entitles the recipient to receive, on a deferred payment basis and subject to adjustment as provided for in the DSU Plan, cash equal to the fair market value of a Common Share on vesting of the DSU Award. DSUs vest upon the date the DSU Eligible Person ceases to be a director, and is not otherwise an employee or officer, of the Company (the "Separation Date").

Payment of DSUs

DSU Awards are currently designed to be paid out in cash or Common Shares. After the Separation Date, the Company will pay a cash amount equal to the fair market value of the Common Shares underlying the DSUs redeemed, to the holder of the DSUs, less applicable withholding taxes. For the purposes of the DSU Plan, fair market value of the Common Shares is determined, as at a particular date, as the weighted average of the trading price per Common Share on the TSXV for the last five (5) trading days ending on that date.

Maximum Number of Common Shares Issued and Maximum Annual Award Value

The aggregate number of Common Shares available for issuance from treasury under the DSU Plan and the RSU Plan, in the aggregate, subject to adjustment as provided herein, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time.  Any Common Shares subject to a DSU which has been granted under the DSU Plan and which is settled, cancelled or terminated in accordance with the terms of the DSU Plan shall again be available under the DSU Plan.

Page | 18

The aggregate equity award value, based on grant date fair value, of any grants of DSUs that are eligible to be settled in Common Shares, in combination with the aggregate equity award value, based on grant date fair value, of any grants under any other security-based compensation arrangement, that may be made to a Participant who is an Eligible Person for a year shall not exceed $150,000.

Transferability

DSUs and all other rights, benefits or interests in the DSU Plan are non-transferrable, other than to the DSU grantee's beneficiary or estate, as the case may be, upon the death of the DSU grantee.

Amendments to the DSU Plan

The DSU Plan may be amended or discontinued by the Board at any time, subject to applicable regulatory and Shareholder approvals, provided that no such amendment may materially and adversely affect any DSU previously granted under the DSU Plan without the consent of the DSU holder, except to the extent required by law. The Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation: (i) for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan; (ii) to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan; (iii) to change the vesting provisions of DSUs; (iv) to change the termination provisions of DSUs or the DSU Plan which does not entail an extension beyond the original expiry date of the DSUs; or (v) to make any amendments necessary or advisable because of any change under applicable law; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan.

Amended RSU Plan Resolution

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1) the Amended Deferred Share Unit Plan (the "DSU Plan") of the Company, as more particularly described in the Information Circular and attached thereto as Schedule "C", subject to the acceptance for filing thereof by the Toronto Stock Exchange (the "TSXV"), and the grant of units thereunder in accordance therewith, be and is hereby approved;

2) the aggregate number of Common Shares available for issuance from treasury under the RSU Plan and the proposed Deferred Share Unit Plan of the Company, in the aggregate, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time.

3) the Board of Directors of the Company be authorized to make any changes to the DSU Plan as may be required or permitted by the TSXV; and

4) any director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.

Page | 19

COMPENSATION OF EXECUTIVE OFFICERS

Form 51-102F6V Disclosure

Statement of Executive Compensation

Executive Compensation

In this section "Named Executive Officer", or "NEO", means the Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal years of December 31, 2018, and December 31, 2019, and whose total salary and bonus exceeds $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year end.  The NEOs are Messrs. Lennox-King, Farncomb, Wenger and Spalding.

The following table sets for all direct and indirect compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company any subsidiary thereof to each Named Executive Officer and each director of the Company, in any capacity, including, for greater certainly, all plan and non-plan compensation, direct and in-direct pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the Named Executive Officers or director for services provided and for services to be provided, directly or indirectly, to the Company or any subsidiary thereof:

Table of compensation, excluding compensation securities

Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus(4) ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Matt Lennox-King President, CEO and Director	2019	250,000	31,351	-	6,512	-	287,863
	2018	250,000	97,500	-	6,194	-	353,694
John Dorward Director	2019		-	-	-	-
	2018		-	-	-	-
Andrew Farncomb(2) Senior Vice-President and Director	2019	180,000	22,573	-	2,933	-	205,506
	2018	180,000	64,800	-	2,276	-	247,076
Riyaz Lalani Director	2019		-	-	-	-
	2018		-	-	-	-
Mark Wellings Director	2019		-	-	-	-
	2018		-	-	-	-
George, Salamis Director	2019		-	-	-	-
	2018		-	-	-	-
Charlie Davies Director	2019		-	-	-	-
	2018		-	-	-	-
John Wenger VP, Strategy and Chief Financial Officer	2019	225,000	28,216	-	7,316	-	260,532
	2018	225,000	94,250	-	7,743	-	326,993
Vance Spalding(3) VP, Exploration	2019	256,557	31,451	-	15,923	-	303,931
	2018	256,557	98,088	-	38,958	-	393,603

(1) On June 7, 2017, the Company completed a business combination with by way of a court approved statutory plan of arrangement under the Business Corporations Act (British Columbia) that resulted in the recapitalization of the Company.  During the fiscal year ended December 31, 2017, the NEOs were paid reflective of the partial year of employment.

(2) Amount includes fees paid to Cairn Merchant Partners LP, an advisory firm of which Mr. Farncomb is a partner of $60,000 in 2019, $60,000 in 2018, and $34,000 in 2017.

(3) Remuneration paid to Mr. Spalding translated from United States dollars at a rate of $0.7536 for 2019, $0.7718 for 2018, and $0.7874 for 2017.

(4) 2018 Bonus awarded on April 3, 2019; paid following closing of a private placement financing in May 2019. 2019 Bonus has not been paid out as of the date of this Circular, and may be payable in the form of cash, RSUs or a combination thereof at the discretion of the Board.
(5) With exception of the Restricted Shares held by Mr. Spalding and described elsewhere in this Circular, there are no in-the-money equity securities held by any of the individuals in the table above.

Page | 20

Stock Options and Other Compensation Securities

Exercise of Compensation Securities (Options)

The following tables set out information concerning all equity-based awards held by each director and NEO that were outstanding as at December 31, 2019.  Option exercise prices presented are in C$, consistent with the currency in which the Common Shares are traded on the TSXV.

Stock Options

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant (3)	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Matt Lennox-King President, CEO and Director	175,000 (1)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	600,000 (1)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	500,000 (1)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
John Dorward Director	100,000 (2)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	300,000 (2)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	300,000 (2)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
Andrew Farncomb Senior Vice-President and Director	150,000 (1)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	500,000 (1)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	500,000 (1)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
Riyaz Lalani Director	100,000 (2)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	300,000 (2)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	300,000 (2)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
Mark Wellings Director	100,000 (2)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	300,000 (2)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	300,000 (2)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
George Salamis Director	100,000 (2)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	300,000 (2)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	300,000 (2)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
Charlie Davies Director	100,000 (2)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	300,000 (2)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	300,000 (2)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
John Wenger VP, Strategy and Chief Financial Officer	150,000 (1)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	500,000 (1)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	400,000 (1)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022
Vance Spalding VP, Exploration	150,000 (1)	April 3, 2019	0.275	0.275	0.16	April 2, 2024
	500,000 (1)	March 27, 2018	0.39	0.39	0.16	March 27, 2023
	333,000 (1)(3)	June 13, 2017	1.00	1.00	0.16	June 13, 2022

(1) Incentive stock option

(2) Non-qualified stock option

(3) Options granted as part of the initial option grant on June 13, 2017, were cancelled on July 8, 2019

Page | 21

Restricted Shares

Restricted Shares awarded prior to the commencement of trading on the TSXV, and priced reflective of the value at which funds were raised at that time. Mr. Spalding's Restricted Shares vest in thirds over three years.  As of December 31, 2019, 66,666 of these Restricted Shares had vested (33,334 as of the date of this Circular).

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Vance Spalding	100,000	June 13, 2017	1.00	1.00	0.16	June 13, 2022

Restricted Share Units

As of December 31, 2019, there had been no RSUs awarded.  A total of 239,220 RSUs were awarded to the Company's officers and employees in the period from January 1, 2020 to the date of this Circular.

Deferred Share Units

As described in this Circular, on July 8, 2019, the Company determined to implement a program of awarding certain of its independent directors DSUs in lieu of cash for directors' fees on a prospective basis.  As of December 31, 2019, there had been DSUs awarded as table below:

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)
John Dorward Director	67,568 (1)	October 15, 2019	0.185	0.185	0.16
	58,140 (1)	July 22, 2019	0.215	0.215	0.16
Riyaz Lalani Director	54,054 (1)	October 15, 2019	0.185	0.185	0.16
	46,512 (1)	July 22, 2019	0.215	0.215	0.16
Mark Wellings Director	47,297 (1)	October 15, 2019	0.185	0.185	0.16
	40,698 (1)	July 22, 2019	0.215	0.215	0.16
George Salamis Director	47,297 (1)	October 15, 2019	0.185	0.185	0.16
	40,698 (1)	July 22, 2019	0.215	0.215	0.16

An additional 541,215 DSUs have been awarded to the Company's directors in the period from January 1, 2020 to the date of this Circular.

Page | 22

Exercise of Compensation Securities (Options)

There were no exercises of any compensation securities by any director or NEO during the most recently completed, or any previous, financial year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2019.  A description of the significant terms of each of the Company's equity compensation plans follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)(2)(3)
Equity compensation plans approved by security holders	6,395,000 Options	$0.37/Option	3,129,636
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	6,395,000 Options	$0.37/Option	3,129,636

Notes:

(1) Based on the maximum number of Common Shares that were available for issuance under the Compensation Plan, the RSU Plan and the DSU Plan (each as defined below), in aggregate of 10,026,899 (which maximum reserve in the Initial Plan was based on 20% of the number of issued and outstanding Common Shares at the time of the implementation of the Initial Plan, which was 50,134,486).

(2) On July 8, 2019, a total of 3,233,000 Options were cancelled.

(3) The Board approved the replacement of directors' fees previously paid in cash with the issuance of DSU's on a prospective basis, beginning in July 2019.

Page | 23

Oversight and description of director and Named Executive Officer compensation

The Board relies heavily on the recommendations of the Compensation Committee and any independent consultants that it retains from time to time to provide analyses, recommendations and benchmarks, having regard to the total compensation levels among comparable companies, to ensure that the Company is compensating its NEOs fairly and competitively, and is able to attract and retain qualified individuals to help the Company continue to meet its business-plan objectives

Compensation objectives are established by the Compensation Committee, and for 2018 include the following:

• attracting and retaining highly-qualified individuals;

• creating among directors, officers, consultants and employees, a corporate environment which will align their interests with those of the shareholders; and

• ensuring competitive compensation that is also affordable for the Company.

The compensation program is designed to provide competitive levels of compensation. The Company recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive's level of responsibility. In general, the Company's directors and Named Executive Officers may receive compensation that is comprised of the following components:

• salary, wages or contracted payments;

• extended medical, dental and insurance benefits ("Benefits")

• Option, Restricted Stock, RSU, and DSU grants and awards; and

• cash bonuses.

The objectives and reasons for this system of compensation are to allow the Company to remain competitive compared to its peers in attracting experienced personnel. The salaries are set on the basis of a review and comparison of salaries paid to executives at similar companies.

For 2019, the Compensation Committee concurred with a recommendation from management to leave salaries unchanged from that of 2018 and 2017 given a desire to preserve the Company's treasury for exploration and business development activities and in light of persistent general market uncertainty.

Option grants are designed to reward directors and Named Executive Officers for success on a similar basis as the Shareholders, although the level of reward provided by a particular Option grant is dependent upon the volatility of trading of the Common Shares on the TSXV, as well as general volatility of the capital markets.

Since its initial listing on the TSXV, the Board has considered the provision of certain supplementary compensation elements, such as life insurance coverage, extended medical and dental premiums and other similar perquisites, as integral to meeting the Company's compensation philosophy.  Accordingly, the following perquisites continue to be included as part of the overall compensation package awarded to the Canadian-based NEOs: (i) participation in the standard employee health and dental plan, available to all full-time employees; (ii) entitlement to a life insurance policy of up to $500,000 with premiums paid by the Company and enhanced long-term disability benefits (subject to medical qualification) over and above that which is available to non-executive employees; and (iii) entitlement to participate in a medical reimbursement plan, which allows each Canadian-based NEO to be reimbursed for up to $1,000 worth of medical care costs not otherwise covered under the standard employee plan.

The following perquisites have also been included since listing on the TSXV as part of the overall compensation package awarded to Mr. Spalding: reimbursement of insurance premiums paid to allow for participation in an extended health and dental plan, an annual amount of US$8,000 paid in cash in lieu of Company contributions to a US 401k plan. The cost of such perquisites and other benefits in 2018 in respect of each NEO was less than $50,000 or 10% of that NEO's total compensation.

The Company's first formal performance incentive arrangement was implemented in 2018.  Each of Messrs. Lennox-King, Farncomb, Wenger and Spalding will be eligible to participate in such annual employee and executive incentive plans as may be approved by the Compensation Committee from time to time ("Performance Incentive Plan").  The Performance Incentive Plans implemented for each of 2018 and 2019 considered similar measures of performance and weighting.

Page | 24

Pursuant to the 2019 Performance Incentive Plan, each participant was eligible for an incentive payment in 2019 calculated as follows:

(1) The maximum Target Bonus as a % of Salary for each of Messrs. Lennox-King, Farncomb, Wenger and Spalding is set forth in this Circular under heading "Employment Agreements".
(2) Performance as a % of Target is determined as having 40% weighting to a measure of the Company's share price performance relative to peers for the year, and a 60% weighting as to individual performance across the following areas: Exploration Success; Business Development; and Safety.For 2019, the Compensation Committee recommended, and the Board approved, the individual performance rating of the individual executives with reference to his personal objectives, and the successes in achieving corporate goals and objectives.  Amounts were awarded following closing of the first of two financings undertaken by the Company in early 2019, and recognize the exploration successes and accomplishments in corporate development and financing preparedness.  Bonus amounts awarded pursuant to the 2019 Bonus Plan are as follows:

Name	Share Price weighting	Individual and corporate performance	Bonus award	% of 2019 Salary
Matt Lennox-King	- nil	100%	$31,351	12.5%
Andrew Farncomb	- nil	100%	$22,573	12.5%
John Wenger	- nil	100%	$28,216	12.5%
Vance Spalding	- nil	100%	$31,451	12.5%

For the year ended December 31, 2019, the Common Share performance underperformed that of the peer group, and accordingly no amount was payable to the executives as it related to the share price weighing performance portion of the 2019 Bonus Plan.

The Board has determined to defer payment of any amount of the 2019-related bonus until a later date, and may, at its sole discretion make such an award in the form of cash, RSUs or a combination thereof.

Specific goals and performance measurement objectives for the NEOs relating to 2020 have not been approved at the date of this Circular.  It is expected that the general categories for individual performance weighting will be in line with those of the 2019 Bonus Plan.

Employment, consulting and management agreements

As a junior mineral exploration company, the Company remains at risk of losing qualified personnel to companies with greater financial resources and it attempts to mitigate this risk wherever possible through appropriate written contracts.

The terms of the employment agreements were determined through negotiation between each of the respective NEOs and the Board, with advice from legal counsel, based on industry standards at the time the employment agreements were entered into.

The employment agreements in place for each of the Named Executive Officers are of an indefinite term and contain provisions regarding base salary, paid vacation time, and eligibility for benefits and security-based compensation. The employment agreements also contain confidentiality provisions of indefinite application and certain change-of- control provisions, as discussed below.

Page | 25

Employment Agreement with Matthew Lennox-King

The Company and Mr. Lennox-King are parties to an employment agreement, dated as of April 7, 2017 (the "MLK Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The MLK Employment Agreement provides for an annual base salary of $250,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Lennox-King is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 60% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the MLK Employment Agreement, if the Company terminates Mr. Lennox-King's employment without cause, Mr. Lennox-King shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Lennox-King is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Lennox-King, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2019, is approximately $641,557, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with Andrew Farncomb

The Company and Mr. Farncomb are parties to an employment agreement, dated as of April 7, 2017 (the "AF Employment Agreement"), providing for the terms and conditions of Mr. Farncomb's employment as Senior Vice-President of the Company.

The AF Employment Agreement provides for an annual base salary of $180,000.  A portion of Mr. Farncomb's remuneration is paid to Cairn Merchant Partners, LP, a financial advisory firm for which Mr. Farncomb is a partner.

There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Farncomb is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the AF Employment Agreement, if the Company terminates Mr. Farncomb's employment without cause, Mr. Farncomb shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Farncomb is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Farcomb, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2019, is approximately $452,582, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with John Wenger

The Company and Mr. Wenger are parties to an employment agreement, dated as of April 7, 2017 (the "JW Employment Agreement"), providing for the terms and conditions of Mr. Wenger's employment as Vice-President, Strategy, Chief Financial Officer and Corporate Secretary of the Company.

The JW Employment Agreement provides for an annual base salary of $225,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Wenger is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 50% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Page | 26

Under the JW Employment Agreement, if the Company terminates Mr. Wenger's employment without cause, Mr. Wenger shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Wenger is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Wenger, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2019, is approximately $587,525, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with Vance Spalding

The Company and Mr. Spalding are parties to an employment agreement, dated as of April 7, 2017 (the "VS Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The VS Employment Agreement provides for an annual base salary of USD 190,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Spalding is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary, with full discretion of the Board of up to 60% for extraordinary achievement, and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the VS Employment Agreement, if the Company terminates Mr. Spalding's employment without cause, Mr. Spalding shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Spalding is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Spalding, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2019, is approximately $697,534, less statutory deductions (translated from United States dollars at the year end Bank of Canada rate of exchange). The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

Change of Control

The Company recognizes the valuable services that the Named Executive Officers provide to the Company and the importance of the continued focus of the Named Executive Officers in the event of a possible Change of Control (as defined in this Circular). Because a Change of Control could give rise to the possibility that the employment of a Named Executive Officer would be terminated without cause or adversely changed, the Board considers it in the best interests of the Company to alleviate any distraction by ensuring that, in the event of a Change of Control, each Named Executive Officer would have certain guaranteed rights.

Accordingly, the Company has provided for the following:

A Change of Control payment is triggered if the employment of the Executive is terminated within the 12- month period following the effective date of a Change of Control by (A) death; (B) the resignation of the Executive for "Good Reason" (as defined in this Circular); or (C) the Company other than for just cause.

For the purposes of the foregoing, "Good Reason" means the occurrence of any one of the following events without the express agreement in writing of the relevant Executive:

(a) a material adverse change in any of the duties, powers, rights, discretion, prestige, title, salary, benefits, or perquisites of the Named Executive Officer as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the effective date of the Change of Control;

Page | 27

(b) a change in the office or body to whom the Named Executive Officer reports immediately prior to the effective date of the Change of Control, except if such office or body is of equivalent rank or stature, provided that this does not include a change resulting from a promotion in the normal course of business; or

(c) a material change in the location at which the Named Executive Officer is regularly required to carry out the terms of his employment with the Company immediately prior to the effective date of the Change of Control.

In the event that a Change of Control payment is triggered:

Each Named Executive Officer shall be entitled to 24 months base salary. Such payments shall be made in one lump sum, plus two times the average amount of bonus paid in the preceding two years less applicable statutory deductions, within 7 days of the effective date of the termination of employment; and

All unvested Options and RSUs that have been granted to the Named Executive Officer prior to the Change of Control shall vest immediately before such Change of Control and the NEO shall for a period of up to 18 months after the effective date of the Change of Control be permitted to exercise any such Options and RSUs if not yet exercised (however, in no event shall the Named Executive Officer be permitted to exercise any Options or RSUs beyond the expiry date thereof).

For purposes of the foregoing, a "Change of Control" is defined as the occurrence of any of the following:

(a) the acquisition, beneficially, directly or indirectly, by any person or group of persons acting jointly or in concert, within the meaning of Multilateral Instrument 62-104, Takeover Bids and Issuer Bids (or any successor instrument thereto), of Common Shares which, when added to all other Common Shares at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, totals for the first time more than 50% of the outstanding Common Shares; or

(b) the removal, by extraordinary resolution of the shareholders of Contact Gold, of more than 51% of the then incumbent directors of Contact Gold, or the election of a majority of directors to the Board who were not nominees of the incumbent board of Contact Gold at the time immediately preceding such election; or

(c) the consummation of a sale of all or substantially all of the assets of Contact Gold, or the consummation of a reorganization, merger or other transaction which has substantially the same effect; or

(d) a merger, consolidation, plan of arrangement or reorganization of Contact Gold that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of Contact Gold's outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; or

(e) any decrease in the Named Executive Officers' annual salary, vacation, or other form of remuneration; or

(f) any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.

The Compensation Plan and RSU Plan also contain certain provisions relating to the accelerated vesting and exercise of Options and RSUs granted thereunder in the event the Company proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Common Shares or any part thereof is made to all or substantially all holders of Common Shares.

Termination

Generally, the employment contracts of the NEOs may be terminated by the Company at any time for just cause without notice or payment in lieu thereof or payment of any compensation whatsoever by way of anticipated earnings, bonus payments, benefit contributions or damages of any kind.

In the absence of Just Cause, on providing two weeks' written notice to the Named Executive Officer, the Company shall provide 12 months' salary and Benefits.

In the event of termination of a Named Executive Officer in circumstances other than in connection with Change of Control and in the absence of Just Cause, as described above, estimated payments for each of Messrs. Lennox-King, Farncomb, Wenger, and Mr. Spalding, excluding perquisites, assuming the occurrence of such termination event on December 31, 2019, are approximately $250,000, $180,000, $225,000, and $246,772 respectively (the latter translated at the year-end rate of exchange as published by the Bank of Canada). The Named Executive Officers would also be entitled to continuing employee benefits over the relevant severance period or a corresponding payout of the benefit amount.

Page | 28

If the Executive's termination is for any reason other than Just Cause or the resignation of the NEO (in the latter case, all unvested Options and RSUs shall lapse after three months from the termination date, and be of no further force or effect from such date forward).

Each NEO has provisions in their employment contract that restricts such NEO, both during the term of the agreement and at any time thereafter, from disclosing any confidential information to any person, or using the same for any purpose other than the purposes of the Company.  No NEO may disclose or use for any purpose, other than those of the Company, the private affairs of the Company, or any other information which he may acquire during the course of his employment in respect of the business and affairs of the Company.

Each NEO employment agreement also provides that the individual will not, either during the term of his agreement or at any time within a period of one year following the termination of his employment, either  individually, or  in  partnership, or  jointly,  or  in  connection with  any person or  persons, firm, association, syndicate, company or corporation, whether as employee, principal, agent, shareholder or in any other manner whatsoever, explore, acquire, lease or option any mineral property, any portion of which lies within 10 kilometres of any property which the Company is exploring, has acquired, leased or optioned, or is in the process of acquiring, leasing or optioning, at the termination of his agreement or any renewal thereof1.

1 Where such restrictions shall not apply to circumstances whereby the Named Executive Officer holds less than 5% of the common stock of such entity, or where the Named Executive Officer had previously disclosed investments or offices with other entities.

Page | 29

CORPORATE GOVERNANCE DISCLOSURE

Form 58-101F2 Disclosure (Venture Issuers)

The following is a summary of the Company's corporate governance disclosure required by Form 58-101F2 of National Instrument 58-101, Disclosure of Corporate Governance Practices.

Board of Directors

The Board, at present, is composed of seven directors, one of whom is an executive officer of the Company and four of whom are considered to be "independent", as that term is defined in applicable securities legislation. Each of Messrs. Davies, Dorward, Lalani, Salamis and Wellings are considered to be independent directors. Mr. Lennox-King, by reason of his being the President and Chief Executive Officer of the Company and Mr. Farncomb by reason of his position as Executive Vice-President are not.  In determining whether a director is independent, the Board, among other things, considers whether the director has a relationship which could be perceived to interfere with the director's ability to objectively assess the performance of management.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company's business in the ordinary course, managing the Company's cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

See also information at Schedule "D" - Mandate of the Board of Contact Gold Corp.

Directorships

Certain of the directors of the Company are also directors of other reporting issuers (or equivalent) as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)
Matthew Lennox-King	BCM Resources Corporation
John Dorward	Navarre Mineral Ltd. (1) Roxgold Inc.
Andrew Farncomb	Canterra Minerals Corporation Excellon Resources Inc. Northern Superior Resources Inc.
Riyaz Lalani	None
Mark Wellings	Adventus Zinc Corporation Eurotin Inc. Superior Gold Inc.
George Salamis	Edgewater Exploration Ltd. Integra Resources Corp. Pinecrest Resources Ltd.
Charlie Davies	None

(1) a company listed on the Australian Securities Exchange

Orientation and Continuing Education

The Company has not yet developed an official orientation or training program for new directors.  As required, new directors have the opportunity to become familiar with the Company by meeting with the other directors, officers and employees. Orientation activities are tailored to the particular needs and experience of each director and the overall requirements of the Board.

Page | 30

Interlocking Boards and CEO Board restriction

None of the Company's directors currently serve together on the board of any other reporting issuer.

Mr. Lennox-King is not allowed to sit on the board of more than one other reporting issuer.

Director Term Limits

The Company has not adopted term limits for the directors of the Board as term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

Retirement Policy

The Company does not currently have a retirement policy requiring its directors to retire at a certain age.

Ethical Business Conduct

The Board monitors the ethical conduct of the Company and ensures that it complies with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges.  The Company has a Code of Conduct and Business Ethics, as well as more specific Codes of Conduct for Senior Financial Officers and for members of the Board of Directors.  Each of which can be found on the Company's website at http://contactgold.com/corporate/governance/

In general, the Board has found that the fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director's participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Complaints Procedures

The Company has also adopted specific procedures to receive complaints and submissions relating to accounting matters (the "Whistleblower Policy", included as a schedule to the Code of Conduct and Business Ethics), which outline complaint procedures for financial concerns and other corporate issues. A Complaints Officer has been appointed under the Whistleblower Policy to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding accounting or auditing matters.

Excluding complaints or submissions made directly to the Complaints Officer regarding financial, accounting or auditing matters, the Board does not formally monitor compliance with the Codes.  Management is responsible to report to the CGNC when they become aware of any breaches or alleged breaches of the Codes and complaints made by suppliers or employees against the Company or any director, employee or officer.  In the event of a violation of any of the Code of Conduct and Business Ethics, the applicable committee of the Board will investigate the breach or alleged breach and, if appropriate, recommend corrective disciplinary action, including, if warranted, termination of employment. In the event that a breach or alleged breach relates to financial, accounting or auditing issues, the Complaints Officer and the Audit Committee will share responsibility to investigate the matter.

At the date of this Circular, there has been no conduct by a director or executive officer that constitutes a departure from the Codes and the Complaints Officer has received no complaints under the Whistleblower Policy.

Meetings without management present

During 2019, the independent members of the Board met in camera at each regular board and committee meeting.

Nomination of Directors

The Board does not have a formal process for identifying new candidates for Board nomination.  When required, the Board collaborates with management to identify potential candidates to consider their suitability for membership on the Board.

Written Position Description of the CEO

The Board has developed a written position description for the CEO, which delineates the role and responsibilities of the CEO, along with such other responsibilities as may be delegated to the CEO by the Board or its Committees from time to time.

Page | 31

CEO Succession Planning

There is currently no formal process in place to manage succession planning for the position of CEO. The CGNC and the Board does not believe at this time that the Company is dependent upon any one of the individual Executives, including the CEO so as to require a formal succession plan. It is envisaged that a member of the Executive or the Board would temporarily assume the position and duties of CEO on an interim basis should the need arise while a search for a suitable candidate was undertaken.  The CGNC expect to continue its ongoing review for a need to formalize a succession process in 2020 in order to ensure that a qualified successor to the Company's Chief Executive Officer position can be identified, if and when appropriate.

Corporate Governance and Nominating Committee

The Board has established a Corporate Governance and Nominating Committee that is comprised entirely of independent directors; this committee is charged with the responsibility of identifying new candidates for Board nomination, among other things. The current members of the CGNC are: Mr. George Salamis (Chair), Mr. Mark Wellings, and Mr. Riyaz Lalani.  While a formal process has not yet been developed, it is expected that Board candidates will be identified through industry contacts and search firms.

The responsibilities and powers of the Corporate Governance and Nominating Committee are set out in its written charter, and include, among other things:

(a) monitor compliance with the Company's corporate governance policies;

(b) develop a code or codes of business conduct and ethics for the Company and review the code(s) of business conduct and ethics and approve changes if necessary, on an annual basis;

(c) assist the Board in monitoring compliance with the Company's code(s) of business conduct and ethics;

(d) propose agenda items and content for submissions to the Board related to corporate governance issues and provide periodic updates on recent developments in corporate governance;

(e) conduct a periodic review of the relationship between management and the Board and its effectiveness;

(f) review on an ongoing basis the Company's approach to governance, and recommend the establishment of appropriate governance policies and standards in light of securities law and exchange requirements;

(g) review and recommend to the Board changes to the way directors are to be elected to the Board by Shareholders, if appropriate;

(h) conduct at least annually an evaluation of the effectiveness of the Board and its Committees and recommend any changes to the composition of the Board;

(i) conduct an annual evaluation of the overall performance and effectiveness of individual directors;

(j) recommend to the Board a slate of candidates for presentation to the Shareholders at each annual meeting of Shareholders and one or more nominees for each vacancy on the Board that occurs between annual meetings of Shareholders, if any;

(k) recommend to the Board qualified members of the Board for membership on Committees of the Board and recommend a qualified member of the Board to act as Chair of the Board;

(l) provide orientation for new directors and ongoing education for all directors; and

(m) review executive officer succession plans and ensure that a qualified successor to the Company's Chief

(n) Executive Officer position is identified, if and when appropriate.

Compensation

The Board has also established a Compensation Committee, which is comprised entirely of independent directors.  The current members of the Compensation Committee are Messrs. Mark Wellings (Chair), John Dorward and George Salamis.  Each of the Committee members has served for several years in either a senior management capacity, or as a director and compensation committee member of an issuer, at which they would have had direct responsibility for reviewing performance of direct reports, hiring, setting of performance goals and objectives and setting salaries.

Page | 32

The Compensation Committee has adopted a written charter, pursuant to which its responsibilities include, among other things:

(a) annually review and approve corporate goals and objectives relevant to the CEO and executive officer compensation, evaluate the performance of the CEO and each executive officer's performance in light of those goals and objectives, and recommend to the Board for approval the compensation level for the CEO and each executive officer based on this evaluation;

(b) administer and make recommendations to the Board regarding the adoption, amendment or termination of the Company's incentive compensation plans and equity-based plans (including specific provisions) in which the CEO and executive officers may participate;

(c) recommend to the Board compensation and expense reimbursement policies for Board members; and

(d) review and approve employment agreements, severance arrangements and change in control agreements and other similar arrangements for the CEO and executive officers.

The Company has not completed an assessment of potential risks associated with Contact Gold's compensation policies and practices. The Compensation Committee is responsible for annually reviewing Contact Gold's compensation arrangements, as set out above, and may determine to undertake such an assessment during a later period.

Audit Committee

The Company has an Audit Committee, which is currently comprised of Mr. Riyaz Lalani (Chair), Mr. Mark Wellings, and Mr. John Dorward, each of whom is considered independent and financially literate in accordance with applicable securities laws. The Audit Committee has adopted a written charter that sets out its duties and responsibilities.

For additional information concerning the Audit Committee of the Company including membership qualifications, audit and other fees paid and the text of the Audit Committee charter, please refer to the "Audit Committee Information" section of the Company's AIF.

As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre-Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre- approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Health, Safety & Sustainability

The Company has established a Health, Safety and Sustainability Committee, which is currently comprised of Messrs. George Salamis, Charlie Davies, and Matthew Lennox-King. The Health, Safety and Sustainability Committee have adopted a written charter, pursuant to which its responsibilities include, among other things:

(a) encourage, assist, support and counsel management of the Company in developing short and long-term policies, standards and principles with respect to sustainability, the environment, health and safety;

(b) review and monitor the sustainability, environmental, safety and health policies and activities of the Company on behalf of the Board to ensure that the Company is in compliance with appropriate laws and legislation, and policy;

(c) review regular sustainability, environment, health and safety reports; and

(d) review an annual report by management on sustainable development, environmental, safety and health issues.

The Health, Safety and Sustainability Committee has also adopted a policy recognizing that Contact Gold's success is tied to health, safety and sustainability of the communities in which the Company operates, and acknowledges that Contact Gold and its personnel have a shared responsibility in working with the communities in which the Company operates.

Other Board Committees

Other than as described herein, the Board has not appointed any other committees to date.

Page | 33

Assessments

The Board has not, as yet, adopted formal procedures for assessing the effectiveness of the Board, its committees or individual directors, and such matters are considered on a case by case basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Company, were indebted to the Company as of the end of the Company's most recently completed financial year or as at the date hereof.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

An informed person is one who, generally speaking, is a director or executive officer or a 10% shareholder of the Company.

To the knowledge of management of the Company, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction which has materially affected or would materially affect the Company or any of its subsidiaries during the Company's most recently completed financial years ended December 31, 2017 and December 31, 2018, or has any interest in any material transaction in the current year other than as set out herein.

MANAGEMENT CONTRACTS

Except as otherwise disclosed herein, there are no management functions respecting the Company, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

ADDITIONAL INFORMATION

Additional information relating to the Company is available through the internet on the Company's issuer profile on SEDAR which can be accessed at www.sedar.com.  Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company which can also be accessed at www.sedar.com.  Shareholders may request copies of the Company's financial statements and MD&A by contacting the Company at Suite 1050 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6.

ADDITIONAL BUSINESS

The Company will consider and transact such other business as may properly come before the Meeting or any adjournment thereof.  Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting.  Should any other matters properly come before the Meeting the Common Shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

Matters which may properly come before the Meeting are any matters not effecting a change in the Articles or Memorandum of the Company, or not disposing of all or substantially all of the assets or undertaking of the Company.

APPROVAL OF INFORMATION CIRCULAR

The undersigned hereby certifies that the Board of Directors of the Company has approved this Information Circular.

DATED at Vancouver, British Columbia, this 29th day of April, 2020.

CONTACT GOLD CORP.

"Matt Lennox-King"

President & Chief Executive Officer

Page | 34

SCHEDULE A - AMENDED AND RESTATED STOCK AND INCENTIVE PLAN

Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

"Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, , Restricted Stock Unit or Performance Award granted under the Plan.

"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.  To the extent required by law (whether required as a matter of law or to obtain the intended tax treatment and tax benefits), the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

"Company" shall mean Contact Gold Corp., a Nevada corporation, and any successor corporation.

"Consultant" has the meaning given to such term in TSX Venture Policy 4.4 - Incentive Stock Options

"Director" shall mean a member of the Board.

"Disinterested Shareholder Approval" means the approval of a majority of shareholders of the Company voting at a duly called and held meeting of such shareholders, excluding votes of Insiders to whom options may be granted under the Plan;

"Eligible Person" shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Shares are traded on a securities exchange, the Fair Market Value of a Share as of a given date shall be the closing price of one Share as reported on the securities exchange where the Shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

Page | 35

"Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

"Investor Relations Activities" has the meaning given to such term in TSX Venture Policy 1.1 - Interpretation.

"Insider" means:

an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary company of the Company, and an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above;

"Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

"Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

"Performance Award" shall mean a Restricted Stock or Restricted Stock Unit granted under Section 6(c), the vesting of which is conditioned upon the achievement of one or more financial or other Company-related performance goals (including goals specific to the Participant's individual performance, other than performance of service alone) established by the Committee, or upon any combination of service-based and performance-based conditions.

"Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

"Plan" shall mean the Contact Gold Corp. 2017 Stock and Incentive Plan, as amended from time to time.

"Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

""Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

"Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

"Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Share" or "Shares" shall mean common shares without par value in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan), provided that such class is listed on a securities exchange.

"Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

Page | 36

"Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

"TSXV" means the TSX Venture Exchange.

Administration

Power and Authority of the Committee.The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the vesting and forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

Delegation.

The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act; (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), if applicable; or (iii) any other applicable law or securities exchange rules.

Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with any applicable law or securities exchange rules; and (ii) to the extent required by applicable law or securities exchange rules, only the Committee (or another committee of the Board comprised of directors who qualify as independent directors, to the extent required by applicable law or independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

Page | 37

Shares Available for Awards

Shares Available .The aggregate number of Shares reserved for issuance under all Awards during the term of the Plan, and the number of Shares reserved for issuance under any other security-based compensation arrangement granted or made available by the Company from time to time, may not exceed 16,500,000 Shares, subject to any adjustments made pursuant to Section 4(c) below.

Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

Shares Added Back to Reserve.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

Cash-Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

Limitation on Awards Granted to Non-Employee Directors.  No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $150,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.  The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Limits with Respect to Certain Persons. The maximum number of Shares which may be issued to:

any Consultant in any twelve (12) month period under this Plan may be no more than two percent (2%) of the outstanding Shares; and

all Persons conducting Investor Relations Activities for the Company in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares,

Page | 38

less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

Options granted to Consultants conducting Investor Relations Activities for the Company shall vest over a period of not less than twelve (12) months with no more than twenty-five percent (25%) of the Options vesting in any three (3) month period.

Notwithstanding any other provision of this Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Option granted to Consultants conducting Investor Relations Activities for the Company.

Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Awards

Options.The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

Option Term.  The term of each Option shall be fixed by the Committee at the date of grant, but shall not be longer than five (5) years from the date of grant. Notwithstanding any other provision of the Plan, if the date that any vested Option ceases to be exercisable (the "Expiry Date") falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Company, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed.

Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

Termination or Cessation of Employment. Except as otherwise determined by the Committee:

if a Participant who is a non-executive director of the Company ceases to be an Eligible Person as a result of his or her retirement from the Board, each unvested Option held by such Participant shall automatically vest on the date of his or her retirement from the Board, and thereafter each vested Option held by such Participant will cease to be exercisable on the earlier of the original expiry date of the Option and 90 days after the date of his or her retirement from the Board.

Page | 39

if a Participant dies, the legal representative of the Participant may exercise the Participant's vested Options for a period until the earlier of the original expiry date of the Award and 90 days after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death. For greater certainty, all unvested Options held by a Participant who dies shall terminate and become void on the date of death of such Participant.

if a Participant ceases to be an Eligible Person for any reason whatsoever other than in (a) to (b) above, each vested Option held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Option and six (6) months after the termination date; provided that all unvested Options held by such Participant shall automatically terminate and become void on the termination date of such Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Award to vest with the Participant.

Dividend Equivalent Rights.  Options may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c).

Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

Stock Appreciation Rights .The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term and exercise provisions of each Stock Appreciation Right shall be subject to the limitations in Sections 6(a)(ii) and (iv) above applicable to Options).  However, Stock Appreciation Rights may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Page | 40

Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock Units (including Performance Awards) to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Restricted Stock and Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  For purposes of clarity and without limiting the Committee's general authority under Section 3(a), vesting of such Awards may, at the Committee's discretion, be conditioned upon the Participant's completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions.  Notwithstanding the foregoing, rights to dividend or equivalent payments shall be subject to the limitations described below.  Restricted Stock Units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and specified in an Award Agreement.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of all restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares (or a cash payment equal to the Fair Market Value of the Shares) shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Dividend Equivalent Rights.  The Committee is hereby authorized to grant Awards that accrue dividend equivalent rights to the amount of cash dividends paid by the Company to holders of Shares with respect to Restricted Stock or Shares underlying the Restricted Stock Units.  Such rights may be accrued in cash or converted into rights to additional Shares, subject to such conditions as the Committee may provide.  However, dividend equivalent amounts with respect to any Restricted Stock and Shares underlying any Restricted Stock Unit may be accrued but not paid to a Participant until all conditions or restrictions relating to such Shares have been satisfied, waived or lapsed.

General.

Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Unless an Award Agreement expressly states otherwise, all dollar values awarded and purchase consideration shall be in U.S. currency.

Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

Page | 41

Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

Limits on Transfer of Awards.  Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

Black-out Period.  Notwithstanding any other provision of this Plan, if the date that any vested Award ceases to be exercisable falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Award due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Award (except for Incentive Stock Options or Awards granted to Participants who are subject to the Income Tax Act (Canada) with respect to the Award) shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed.

Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

Public Offering.  In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Stock (a "Public Offering"), each Eligible Person or holder or beneficiary thereof shall be prohibited from effecting any public sale or distribution of any Shares(other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the "lock-up" period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.  If requested by the underwriters managing any Public Offering, each Eligible Person shall execute a separate agreement to the foregoing effect.  Without limiting the foregoing clause (a), if (1) during the last 17 days of the "lock up" period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the "lock up" period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the "lock up" period, the restrictions imposed by this paragraph shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).

Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Page | 42

Bona Fide Employees.  For Awards granted to employees of the Company, Consultants or individuals employed by a company or individual providing management services to the Company, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide employee of the Company, Consultant or individual employed by a company or individual providing management services to the Company, as the case may be.

Rule 144 Securities Act Restrictions.  Unless the Awards and any securities issued under the Awards have been registered under the Securities Act and applicable state securities laws, any Awards will be issued pursuant to exemptions from such registration requirements. Any unregistered Awards and any securities issued under the Awards will be deemed "restricted securities" as defined in Rule 144 of the Securities Act and may be resold only in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, and prior to such sale the Participant shall provide the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company.

Amendment and Termination; Corrections

Amendments to the Plan and Awards.The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan.  Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, prior approval of the shareholders of the Company shall only be required for any amendment to the Plan or an Award that would:

increase the maximum number of Shares that may be issuable from treasury pursuant to Awards granted under the Plan (as set out in Section 4(a)), other than an adjustment pursuant to Section 4(c); or

require shareholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to the Company;

Disinterested Shareholder Approval is required for the following:

any individual Award grant that would result in the grant to Insiders (as a group), within a twelve (12) month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Shares, calculated on the date an Award is granted to any Insider;

Page | 43

any individual Award grant that would result in the number of Shares issued to any individual in any twelve (12) month period under this Plan exceeding five percent (5%) of the issued Shares, less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of the Award.

Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement.

Correction of Defects, Omissions and Inconsistencies.  The Committee may, without prior approval of the shareholders of the Company,  correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to the requirements of ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Page | 44

General Provisions

No Rights to Awards .No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

Award Agreements .No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

Plan Provisions Control.In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

No Rights of Shareholders .Except with respect to Restricted Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c) or Section 6(f)), neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

No Limit on Other Compensation Arrangements .Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

No Right to Employment .The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

Page | 45

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Effective Date of the Plan

The Plan was adopted by the Board on and effective April 24, 2020.

Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on April 24, 2030 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Page | 46

SCHEDULE B - AMENDED RESTRICTED SHARE UNIT PLAN

PART 1

GENERAL PROVISIONS

Establishment and Purpose

1.1 The Company hereby establishes a Restricted share unit plan known as the "Contact Gold Restricted Share Unit Plan."

1.2 The purpose of this Plan is to allow for certain discretionary bonuses and similar awards as an incentive and reward for selected Eligible Persons related to the achievement of long-term financial and strategic objectives of the Company and the resulting increases in shareholder value.  This Plan is intended to promote a greater alignment of interests between the shareholders of the Company and the selected Eligible Persons by providing an opportunity to participate in increases in the value of the Company.

Definitions

1.3 In this Plan:

(a) Affiliate means any corporation which is an affiliate, as such term is used in the Canada Business Corporations Act, of the Company;

(b) Associates has the meaning ascribed thereto in the Securities Act (Ontario);

(c) Applicable Withholding Tax has the meaning set forth in §3.9;

(d) Award Agreement means a written agreement evidencing the grant of a Restricted Share Unit;

(e) Award Payout means the applicable Share issuance in respect of a vested Restricted Share Unit pursuant and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(f) Board means the Board of Directors of the Company;

(g) Change of Control in respect of any Recipient has the meaning ascribed to such term (in a relevant context) in either i) the Recipient's then existing employment agreement with the Company, ii) the Recipient's then existing Change of Control letter agreement with the Company or, if no meaning is so ascribed, means the acquisition by any person or by any person and its joint actors (as such term is defined in the Securities Act), whether directly or indirectly, of voting securities (as such term is defined in Securities Act) of the Company which, when added to all of the voting securities of the Company at the time held by such person and its joint actors, totals for the first time not less than 50% of the outstanding voting securities of the Company;

(h) Code means the United States Internal Revenue Code of 1986, as amended.

(i) Committee means the Compensation Committee of the Board or other committee of the Board, consisting of not less than three directors, to whom the authority of the Board is delegated in accordance with §1.5;

(j) Company means Contact Gold Corp., and includes any successor company thereto;

Page | 47

(k) DSU Plan means the Deferred Share Unit Plan of the Company;

(l) Eligible Person means any person who is an Employee or Officer;

(m) Employee means an employee of the Company or of a Related Entity;

(n) Expiry Date means December 31 of the third calendar year after the Grant Date, or such earlier date as may be established by the Board and set forth in an applicable Award Agreement;

(o) Fair Market Value means, as at a particular date, for the purpose of calculating the applicable Vesting Date Value and Award Payout,

(i) if the Shares are listed on the TSXV, the volume weighted average price per Share traded on the TSXV over the last five trading days preceding that date,

(ii) if the Shares are not listed on the TSXV, the value established by the Board based on the volume weighted average price per Share traded on any other public exchange on which the Shares are listed over the same period, or

(iii) if the Shares are not listed on any public exchange, the value per Share established by the Board based on its determination of the fair value of a Share;

(p) Grant Date means the date of grant of any Restricted Share Unit;

(q) IFRS means the International Financial Reporting Standards as adopted by the Accounting Standards Board of Canada;

(r) Insider means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any Associate of any such insider;

(s) Just Cause means termination of Recipient's employment without notice or pay in lieu of notice for reasons including (but not limited to):

(i) the Recipient's wilful failure to follow the Company's instructions or to perform the reasonable duties assigned to the Recipient by the Company;

(ii) the Recipient's wilful misconduct or fundamental breach of any of the provisions of any employment agreement;

(iii) any conduct by the Recipient that brings the Recipient or the Company into disrepute; and

(iv) any other matter constituting just cause at common law.

(t) Officer means an individual who is an officer of the Company or of a Related Entity as an appointee of the Board or the board of directors of the Related Entity, as the case may be;

(u) Restricted Share Unit means a right granted under this Plan to receive the Award Payout on the terms contained in this Plan;

(v) Plan means this Contact Gold Restricted Share Unit Plan, as amended from time to time;

Page | 48

(w) Recipient means an Eligible Person who may be granted Restricted Share Units from time to time under this Plan;

(x) Related Entity means a person that is controlled by the Company.  For the purposes of this Plan, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of

(i) ownership of or direction over voting securities in the second person,

(ii) a written agreement or indenture,

(iii) being the general partner or controlling the general partner of the second person, or

(iv) being a trustee of the second person;

(y) Required Approvals has the meaning contained in §1.7.

(z) Retirement means, with respect to a Recipient, the early or normal retirement of the Recipient within the meaning of the pension plan of the Company for salaried employees, whether or not such Recipient is a member of that pension plan, or, if the Company does not have such a plan, the date on which the Recipient reaches age 65;

(aa) Securities Act means the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

(bb) Share means a Common share in the capital of the Company as from time to time constituted;

(cc) Termination means, with respect to a Recipient, that the Recipient has ceased to be an Eligible Person, other than as a result of Retirement, and has ceased to fulfil any other role as employee or officer of the Company or any Related Entity, including as a result of termination of employment, resignation from employment, removal as an officer, death or Total Disability;

(dd) Termination Date means the date of Termination of a Recipient and, in the case of a Recipient who is an Employee, where the employment is terminated by the Company or a Related Entity, as applicable, whether wrongful or for Just Cause or otherwise, such date shall be the date notice of Termination is provided;

(ee) Total Disability means, with respect to a Recipient, that, solely because of disease or injury, within the meaning of the long-term disability plan of the Company, the Recipient is deemed by a qualified physician selected by the Company to be unable to work at any occupation which the Recipient is reasonably qualified to perform;

(ff) Trigger Date means, with respect to a Restricted Share Unit, the date set by the Board in the applicable Award Agreement, and if no date is set by the Board, then December 1 of the third calendar year following the Grant Date of the Restricted Share Unit;

(gg) TSXV means The TSX Venture Exchange

(hh) United States means the United States of America, its territories and possessions and any state of the United States;

(ii) "U.S. Securities Act" shall mean the Securities Act of 1933, as amended;

Page | 49

(jj) U.S. Taxpayer means any Recipient who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) or is otherwise subject to income taxation under the laws of the United States; and

(kk) Vesting Date Value means the notional value, as at a particular date, of the Fair Market Value of one Share.

Administration

1.4 The Board will, in its sole and absolute discretion, but taking into account relevant corporate, securities and tax laws,

(a) interpret and administer this Plan,

(b) establish, amend and rescind any rules and regulations relating to this Plan, and

(c) make any other determinations that the Board deems necessary or appropriate for the administration of this Plan;

provided that nothing in this §1.4 shall permit the Board to amend this Plan to allow the grant of Restricted Share Units to non-employee directors without obtaining Shareholder approval of such amendment. The Board may correct any defect or any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or appropriate.  Any decision of the Board in the interpretation and administration of this Plan will be final, conclusive and binding on all parties concerned.  All expenses of administration of this Plan will be borne by the Company.

Delegation to Committee

1.5 All of the powers exercisable hereunder by the Board may, to the extent permitted by law and as determined by a resolution of the Board, be delegated to a Committee including, without limiting the generality of the foregoing, those referred to under §1.4).

Incorporation of Terms of Plan

1.6 Subject to specific variations approved by the Board and set forth in an Award Agreement, all terms and conditions set out herein will be incorporated into and form part of each Restricted Share Unit granted under this Plan.

Effective Date

1.7 This Plan will be effective on April 24, 2020.  The Board may, in its discretion, at any time, and from time to time, issue Restricted Share Units to Eligible Persons as it determines appropriate under this Plan.  However, any such issued Restricted Share Units may not be paid out in Shares in any event until receipt of the necessary approvals from shareholders of the Company, the TSXV, and any other regulatory bodies (the "Required Approvals") and the issuance would be exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Maximum Number of Shares and Maximum Award Value

1.8 The aggregate number of Shares available for issuance from treasury under this Plan and the DSU Plan, in the aggregate, subject to adjustment pursuant to §2.8, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time.  Any Shares subject to a Restricted Share Unit which has been granted under the Plan and which is settled, cancelled or terminated in accordance with the terms of the Plan shall again be available under the Plan.

Page | 50

1.9 The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other security based compensation arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares.

PART 2

AWARDS UNDER THIS PLAN

Recipients

2.1 Only Eligible Persons are eligible to participate in this Plan and receive one or more Restricted Share Units. Restricted Share Units that may be granted hereunder to a particular Eligible Person in a calendar year will (subject to any applicable terms and conditions) represent a right to a bonus or similar award to be received for services rendered by such Eligible Person to the Company or a Related Entity, as the case may be, in the Company's or the Related Entity's fiscal year ending in, or coincident with, such calendar year.

Grant

2.2 The Board may, in its discretion, at any time, and from time to time, grant Restricted Share Units to Eligible Persons as it determines is appropriate, subject to the limitations set out in this Plan.  In making such grants the Board may, in its sole discretion but subject to §2.4, in addition to Performance Conditions set out below, impose such conditions on the vesting of the Restricted Share Units as it sees fit, including imposing a vesting period on grants of Restricted Share Units

Performance Conditions

2.3 At the time a grant of a Restricted Share Unit is made, the Board may, in its sole discretion, establish such performance conditions for the vesting of Restricted Share Units as may be specified by the Committee in the applicable Award Agreement (the "Performance Conditions"). The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Conditions, and may exercise its discretion to reduce the amounts payable under any Award Agreement subject to Performance Conditions.  The Board may determine that a Restricted Share Unit shall vest in whole or in part upon achievement of any one performance condition or that two or more Performance Conditions must be achieved prior to the vesting of a Restricted Share Unit. Performance Conditions may differ for Restricted Share Units granted to any one Grantee or to different Grantees.

Vesting

2.4 Except as otherwise provided in §§ 3.5, 3.6 or 3.7 or elsewhere in this Plan, Restricted Share Units issued under this Plan will vest on the Trigger Date provided that any applicable Performance Conditions have been satisfied on or before the Trigger Date and provided further, that the Recipient has continued to be an Employee or Officer until the applicable Trigger Date.  For the avoidance of doubt, the term "vest" or "vested" as pertaining to U.S. Taxpayers under this Plan shall mean that a Restricted Share Unit is no longer subject to a "substantial risk of forfeiture" as such term is defined in Section 409A(d)(4) of the Code and Section 1.409A-1(d)(1) of the Treasury Regulations promulgated by the United States Treasury Department.

No Restricted Share Unit will remain outstanding for any period which exceeds the Expiry Date of such Restricted Share Unit.

Page | 51

Forfeiture and Cancellation Upon Expiry Date

2.5 Restricted Share Units which do not vest on or before the Expiry Date of such Restricted Share Unit will be automatically cancelled, without further act or formality and without compensation.  Any Restricted Share Units granted to a U.S. Taxpayer which do not vest either as a result of termination of employment or services prior to the Trigger Date or as a result of a failure to satisfy any applicable Performance Conditions as of the applicable time will be automatically cancelled, without further act or formality and without compensation, as of the earlier of the termination of employment or services or the Trigger Date.

Account

2.6 Restricted Share Units issued pursuant to this Plan (including fractional Restricted Share Units, computed to three digits) will be credited to a notional account maintained for each Recipient by the Company for the purposes of facilitating the determination of amounts that may become payable hereunder.  A written confirmation of the number of Restricted Share Units in each Recipient's account will be sent by the Company to the Recipient upon request of the Recipient.

Dividend Equivalents

2.7 On any date on which a cash dividend is paid on Shares, a Recipient's account will be credited with the number and type of Restricted Share Units (including fractional Restricted Share Units, computed to three digits) calculated by

(a) multiplying the amount of the dividend per Share by the aggregate number of Restricted Share Units that were credited to the Eligible Person's notional account as of the record date for payment of the dividend, and

(b) dividing the amount obtained in §(a) by the Fair Market Value on the date on which the dividend is paid.

Any additional Restricted Share Units resulting from the application of this §2.7 shall become vested and payable at the same time that the Restricted Share Units under  §2.7(a), to which such new Restricted Share Units are allocable, become vested and payable.  The new Restricted Share Units shall be allocable pro-rata to the Restricted Share Units under §2.7(a).

Adjustments and Reorganizations

2.8 In the event of any dividend paid in shares, share subdivision, combination or exchange of shares, merger, consolidation, spin-off or other distribution of Company assets to shareholders, or any other change in the capital of the Company affecting Shares, the Board, in its sole and absolute discretion, will make, with respect to the number of Restricted Share Units outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.

Notice and Acknowledgement

2.9 No certificates will be issued with respect to the Restricted Share Units issued under this Plan, unless and until Shares are actually issued upon settlement of the Restricted Share Unit.  Each Eligible Person will, prior to being granted any Restricted Share Units, deliver to the Company a signed acknowledgement substantially in the form of Schedule "A" to this Plan.

Page | 52

PART 3

PAYMENTS UNDER THIS PLAN

Payment of Restricted Share Units

3.1 Subject to the terms of this Plan and, in particular, §3.9 of this Plan, the Company will pay out vested Restricted Share Units issued under this Plan by paying or issuing (net of any Applicable Withholding Tax) to such Recipient, on or subsequent to the Trigger Date but no later than the Expiry Date of such Vested Restricted Share Unit, or, with respect to Restricted Share Units held by a U.S. Taxpayer, no later than thirty (30) days after the Trigger Date (or any earlier date upon which the Restricted Share Unit is no longer subject to a substantial risk of forfeiture under Section 409A of the Code), an Award Payout of either:

(a) subject to receipt of the Required Approvals, one Share for such whole vested Restricted Share Unit.  Fractional Shares shall not be issued and where a Recipient would be entitled to receive a fractional Share in respect of any fractional vested Restricted Share Unit, the Company shall pay to such Recipient, in lieu of such factional Share, cash equal to the Vesting Date Value as at the Trigger Date of such fractional Share.  Each Share issued by the Company pursuant to this Plan shall be issued as fully paid and non-assessable, or

(b) if the Company has not received the Required Approvals or is prohibited from issuing Shares pursuant to §3.2, a cash amount equal to the Vesting Date Value as at the Trigger Date of such vested Restricted Share Unit.

Limitation on Issuance of Shares to Insiders

3.2 Notwithstanding anything in this Plan, the Company shall not issue Shares under this Plan to any Eligible Person who is an Insider of the Company where such issuance would result in:

(a) the total number of Shares issuable at any time under this Plan to Insiders, or when combined with all other Shares issuable to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non-diluted basis; and

(b) the total number of Shares that may be issued to Insiders during any one year period under this Plan, or when combined with all other Shares issued to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non diluted basis.

Where the Company is precluded by this §3.2 from issuing Shares to an Insider of the Company, the Company will pay to the relevant Insider a cash Award Payout in an amount equal to the Vesting Date Value as at the Trigger Date of the Restricted Share Unit.

Consultants and Advisors

3.3 The Board may engage such consultants and advisors as it considers appropriate, including compensation or human resources consultants or advisors, to provide advice and assistance in determining the amounts to be paid under this Plan and other amounts and values to be determined hereunder or in respect of this Plan including, without limitation, those related to a particular Fair Market Value.

Page | 53

Cancellation on Termination for Just Cause or Resignation

3.4 Subject to §§3.5, 3.6 and §3.7 of this Plan, unless the Board at any time otherwise determines, all unvested Restricted Share Units held by any Recipient and all rights in respect thereof will be automatically cancelled, without further act or formality and without compensation, immediately in the event of a Termination arising from the termination of employment or removal from service by the Company or a Related Entity for Just Cause, or for the resignation of a Recipient.

Retirement, Total Disability, Death and Termination Without Cause

3.5 Except as provided in §3.6 with respect to a Recipient who is a U.S. Taxpayer, if any Recipient (other than a U.S. Taxpayer) ceases to be an Eligible Person for any of the following reasons, unvested Restricted Share Units will continue to remain outstanding and vest in accordance with the terms of this Plan for a period of sixty (60) days after the Termination Date as if such person was an Eligible Person:

(a) Retirement of the Recipient;

(b) death or Total Disability of a Recipient; and

(c) the Termination of employment or removal from service by the Company or a Related Entity without cause.

Any Restricted Share Units granted to such Recipient which have not become vested Restricted Share Units on or before the date that is sixty (60) days from the Termination Date shall terminate and become null and void as of such date.

Total Disability and Death and Termination Without Cause for U.S. Taxpayers

3.6 Unless otherwise provided in an applicable Award Agreement, if a Recipient who is a U.S. Taxpayer ceases to be an Eligible Person as a result of the following events:

(a) death or Total Disability;

(b) the Termination of employment or removal from service by the Company or a Related Entity without cause,

then, any Restricted Share Units granted to such Recipient that are then outstanding but unvested shall become fully vested as of the occurrence of such event.  The Award Payout for all Restricted Share Units that become vested under this §3.6 shall be made within thirty (30) days after such Restricted Share Units first became vested.

Termination on Change of Control

3.7 Notwithstanding anything else in this Plan, all unvested Restricted Share Units held by any Recipient will automatically vest, without further act or formality, immediately in the event of a Termination arising from the resignation or cessation of employment or service by the Recipient based on a material reduction or change in position, duties or remuneration of the Recipient at any time within 12 months after the occurrence of a Change of Control (the "Early Trigger Date").  Notwithstanding the foregoing, with respect to Restricted Share Units granted to a U.S. Taxpayer, such an Early Trigger Date will occur only if the resignation or cessation of employment or service by the Recipient within 12 months after the occurrence of a Change of Control is based on a material reduction in base compensation or material adverse change in the Recipient's authority, duties or responsibilities during such period, without the Recipient's consent, provided that the Recipient notifies the Company in writing of the existence of such circumstance within sixty (60) days of the initial existence of such circumstance and the Company does not remedy such circumstance within thirty (30) days of the Recipient's notice.

Page | 54

3.8 Upon the occurrence of an Early Trigger Date of this Plan, the Company will pay out on such vested Restricted Share Units issued under this Plan and by paying (net of any Applicable Withholding Tax) to such Recipient on or subsequent to the Early Trigger Date, but no later than 10 days after the Early Trigger Date, an Award Payout in an amount equal to the Vesting Date Value as at the Early Trigger Date of such Restricted Share Units.  Payments in respect of Restricted Share Units credited to the accounts of persons who are deceased will be made to or for the benefit of the legal representative of such person in accordance with §3.1.

Tax Matters and Applicable Withholding Tax

3.9 The Company does not assume any responsibility for or in respect of the tax consequences of the receipt by Recipients of Restricted Share Units, or payments received by Recipients pursuant to this Plan.  The Company or relevant Related Entity, as applicable, is authorized to deduct such taxes and other amounts as it may be required or permitted by law to withhold ("Applicable Withholding Tax"), in such manner (including, without limitation, by withholding or selling Shares otherwise issuable to Recipients, on such terms as the Company determines) as it determines so as to ensure that it will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, or the remittance of tax or other obligations.  The Company or relevant Related Entity, as applicable, may require Recipients, as a condition of receiving amounts to be paid to them under this Plan, to deliver undertakings to, or indemnities in favour of, the Company or Related Entity, as applicable, respecting the payment by such Recipients of applicable income or other taxes.

PART 4

MISCELLANEOUS

Compliance with Applicable Laws

4.1 The issuance by the Company of any Restricted Share Units and its obligation to make any payments hereunder is subject to compliance with all applicable laws.  As a condition of participating in this Plan, each Recipient agrees to comply with all such applicable laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such applicable laws.  The Company will have no obligation under this Plan, or otherwise, to grant any Restricted Share Unit or make any payment under this Plan in violation of any applicable laws.  In addition, neither the representing Restricted Share Units nor any Shares have been registered under the Securities Act and such securities will be deemed "restricted securities" as defined in Rule 144 of the Securities Act.  Any certificates representing Restricted Share Units or Shares shall bear a legend restricting transfer under United States federal and applicable state securities laws.

Non-Transferability

4.2 Restricted Share Units and all other rights, benefits or interests in this Plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if a Recipient dies the legal representatives of the Recipient will be entitled to receive the amount of any payment otherwise payable to the Recipient hereunder in accordance with the provisions hereof.

Page | 55

No Right to Service

4.3 Neither participation in this Plan nor any action under this Plan will be construed to give any Eligible Person or Recipient a right to be retained in the service or to continue in the employment of the Company or any Related Entity, or affect in any way the right of the Company or any Related Entity to terminate his or her employment at any time.

Successors and Assigns

4.4 This Plan will enure to the benefit of and be binding upon the respective legal representatives of the Eligible Person.

Plan Amendment

4.5 The Board may amend this Plan as it deems necessary or appropriate, subject to the requirements of applicable laws, but no amendment will, without the consent of the Recipient or unless required by law, adversely affect the rights of a Recipient with respect to Restricted Share Units to which the Recipient is then entitled under this Plan.

4.6 The Board may, without notice, at any time and from time to time, and without shareholder approval,  amend the Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate, including, without limitation:

(a) for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;  (b) to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(b) to change the vesting provisions of Restricted Share Units;

(c) to change the termination provisions of Restricted Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Restricted Share Units; or

(d) to make any amendments necessary or advisable because of any change in Applicable Law;

provided, however, that no such amendment of the Plan may be made without the consent of each affected Recipient in the Plan if such amendment would adversely affect the rights of such affected Recipient(s) under the Plan.

Plan Termination

4.7 The Board may terminate this Plan at any time, but no termination will, without the consent of the Recipient or unless required by law, adversely affect the rights of a Recipient with respect to Restricted Share Units to which the Recipient is then entitled under this Plan.  In no event will a termination of this Plan accelerate the vesting of Restricted Share Units or the time at which a Recipient would otherwise be entitled to receive any payment in respect of Restricted Share Units hereunder.

Governing Law

4.8 This Plan and all matters to which reference is made in this Plan will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

Page | 56

Reorganization of the Company

4.9 The existence of this Plan or Restricted Share Units will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or to create or issue any bonds, debentures, Shares or other securities of the Company or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company, or any amalgamation, combination, merger or consolidation involving the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

No Shareholder Rights

4.10 Restricted Share Units are not considered to be Shares or securities of the Company, and a Recipient who is issued Restricted Share Units will not, as such, be entitled to receive notice of or to attend any shareholders' meeting of the Company, nor entitled to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Company, and will not be considered the owner of Shares by virtue of such issuance of Restricted Share Units.

No Other Benefit

4.11 No amount will be paid to, or in respect of, a Recipient under this Plan to compensate for a downward fluctuation in the Fair Market Value or price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Recipient for such purpose.

Unfunded Plan

4.12 For greater certainty, this Plan will be an unfunded plan, including for tax purposes and for purposes of the Employee Retirement Income Security Act (United States).  Any Recipient to which Restricted Share Units are credited to his or her account or holding Restricted Share Units or related accruals under this Plan will have the status of a general unsecured creditor of the Company with respect to any relevant rights that may arise thereunder.

U.S. Code Section 409A for U.S. Taxpayers

It is intended that all Award Payouts made under the Plan to U.S. Taxpayers shall be exempt from Section 409A of the Code as a short-term deferral within the meaning of Section 1.409A-1(b)(4) of the Treasury Regulations.  Towards that end, each Restricted Share Unit granted under the Plan to U.S. Taxpayers shall be construed to contain such terms as will qualify the Restricted Stock Unit for such exemption from Section 409A of the Code.  Notwithstanding the foregoing, however, the Company shall not be liable to any Recipient or any beneficiary of a Recipient if any Restricted Share Unit under this Plan or any payment thereunder is subject to Section 409A of the Code or the Recipient or any beneficiary of a Recipient is otherwise subject to any additional tax, interest or penalty for failure to comply with Section 409A of the Code.

Page | 57

SCHEDULE C - AMENDED DEFERRED SHARE UNIT PLAN

PART 1

General Provisions

Purpose

1.1 The purpose of this Plan is to provide non-employee directors of Contact Gold Corp. (the "Company") and its subsidiaries with the opportunity to acquire deferred share units and enable them to participate in the long term success of Company and to promote a greater alignment of interests between Directors of the Company and its shareholders.

Definitions

1.2 In this Plan,

Affiliate means any corporation which is an affiliate, as such term is used in the Canada Business Corporations Act, of the Company;

Applicable Withholding Tax has the meaning set forth in §2.4;

Associates has the meaning ascribed thereto in the Securities Act (Ontario);

Board means the Board of Directors of the Company;

Business Day means a day upon which the TSXV is open for trading;

Committee means the Compensation Committee of the Board, or any other persons designated by the Board to perform the duties contemplated herein;

Company means Contact Gold Corp.;

Deferred Share Unit means a right granted by the Company to an Eligible Person to receive, on a deferred payment basis, a Share or the Fair Market Value of a Share, on the terms contained in this Plan;

Director means a member of the Board;

Eligible Person means any person who is a Director who is not otherwise an employee of the Company;

Fair Market Value means, as at a particular date, the weighted average of the trading price per Share on the TSXV for the last five trading days ending on that date;

Financial Quarter means each three month period ending on March 31, June 30, September 30, or December 31, respectively, unless otherwise designated by the Board;

Insider means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any Associate of any such insider;

Plan means this Deferred Share Unit Plan for Directors, as amended from time to time;

Redemption Date, in respect of an Eligible Person, subject to §2.1 and §2.2, means the later of:

(a) the third Business Day after the Separation Date; and

Page | 58

(b) provided the Eligible Person is not a U.S. Director, such later date, if any, as may be agreed in writing between the Company and the Eligible Person before the Separation Date, provided that such date shall not be permitted to be later than December 15th of the calendar year commencing immediately after the Separation Date;

Remuneration Period means a fiscal year, or where the context requires, any portion of such period;

Required Approvals has the meaning contained in §1.3;

RSU Plan means the Restricted Share Unit Plan of the Company;

Securities Act means the Securities Act of 1933, as amended;

Separation Date the date that the Eligible Person ceases service as a director of, and is not an employee or officer of, the Company or its subsidiaries;

Share means a Common share in the capital of the Company;

Specified Employee means a "specified employee" as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A

Terminated Service means, with respect to an Eligible Person, that the Eligible Person has ceased to be a Director, other than as a result of death, and has ceased to fulfil any other role as employee or officer of the Company;

TSXV means The TSV Venture Exchange; and

U.S. Director means a Director who is a United States citizen or a United States resident as defined under U.S. tax law.

Effective Date

1.3 This Plan will be effective on April 24, 2020. The Board may, in its discretion, at any time, and from time to time, issue Deferred Share Units to Eligible Persons as it determines appropriate under this Plan.  However, any such issued Deferred Share Units may not be paid out in Shares in any event until receipt of the necessary approvals from shareholders of the Company, the TSXV and any other regulatory bodies (the "Required Approvals"), and the issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws.

Administration

1.4 The Board will, in its sole and absolute discretion, but taking into account relevant corporate, securities and tax laws,

(a) interpret and administer this Plan,

(b) establish, amend and rescind any rules and regulations relating to this Plan, and

(c) make any other determinations that the Board deems necessary or desirable for the administration of this Plan.

The Board may correct any defect or any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable.  Any decision of the Board in the interpretation and administration of this Plan will be final, conclusive and binding on all parties concerned.  All expenses of administration of this Plan will be borne by the Company.

Page | 59

Delegation

1.5 The Board may, to the extent permitted by law, delegate any of its responsibilities under this Plan and powers related thereto (including, without limiting the generality of the foregoing, those referred to under §1.4) to the Committee or to one or more officers of the Company and all actions taken and decisions made by the Committee or by such officers in this regard will be final, conclusive and binding on all parties concerned, including, but not limited to, the Company, the Eligible Person, and their legal representatives.

Maximum Number of Shares and Maximum Annual Award Value

1.6 The aggregate number of Shares available for issuance from treasury under this Plan and the RSU Plan, in the aggregate, subject to adjustment as provided herein, shall not exceed 5% of the issued and outstanding Common Shares of the Company from time to time and, in combination with all security-based compensation arrangements of the Company, will not exceed 10% of the issued and outstanding Common Shares of the Company from time to time. Any Shares subject to a Deferred Share Unit which has been granted under the Plan and which is settled, cancelled or terminated in accordance with the terms of the Plan shall again be available under the Plan.

1.7 The aggregate equity award value, based on grant date fair value, of any grants of Deferred Share Units under §1.3 that are eligible to be settled in Shares, in combination with the aggregate equity award value, based on grant date fair value, of any grants under any other security-based compensation arrangement, that may be made to a Participant who is an Eligible Person for a year shall not exceed $150,000.

1.8 Notwithstanding anything in this Plan, the Company shall not issue Shares under this Plan to any Eligible Person who is an Insider of the Company where such issuance would result in:

(a) the total number of Shares issuable at any time under this Plan to Insiders, or when combined with all other Shares issuable to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non-diluted basis; and

(b) the total number of Shares that may be issued to Insiders during any one year period under this Plan, or when combined with all other Shares issued to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non diluted basis.

Dividend Equivalents

1.9 On any date on which a cash dividend is paid on Shares, an Eligible Person's account will be credited with the number of Deferred Share Units (including fractional Deferred Share Units, computed to three digits) calculated by:

(a) multiplying the amount of the dividend per Share by the aggregate number of Deferred Share Units that were credited to the Eligible Person's account as of the record date for payment of the dividend, and

(b) dividing the amount obtained in (a) by the Fair Market Value on the date on which the dividend is paid.

Eligible Person's Account

1.10 A written confirmation of the balance in each Eligible Person's account will be sent by the Company to the Eligible Person upon request of the Eligible Person.

Page | 60

Adjustments and Reorganizations

1.11 In the event of any dividend paid in Shares, Share subdivision, combination or exchange of shares, merger, consolidation, spin-off or other distribution of Company assets to shareholders, or any other change in the capital of the Company affecting Shares, the Board, in its sole and absolute discretion, will make, with respect to the number of Deferred Share Units outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.

PART 2

Termination of Service

Termination of Service - Non-U.S. Directors

2.1 The Company shall, on the Redemption Date, at the Company's option either (i) pay an Eligible Person who is not a U.S. Director and who has Terminated Service cash equal to the Fair Market Value of the Shares on the Separation Date multiplied by the number of Deferred Share Units recorded to the Eligible Person net of any Applicable Withholding Tax, or (ii) subject to the receipt of the Required Approvals, issue to the Eligible Person who is not a U.S. Director and who has Terminated Service, one Share for each Deferred Share Unit recorded to the Eligible Person (provided there shall be no fractional entitlements), net of any Applicable Withholding Tax. The Company may defer the Redemption Date to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance with §3.3, provided that in no event shall the Redemption Date be deferred to a date that is later than the end of the calendar year after the calendar year in which the Separation Date falls.

Termination of Service - U.S. Directors

2.2 The Company shall pay an Eligible Person who is a U.S. Director and who has Terminated Service, at the Company's option either (i) in cash equal to the Fair Market Value of the Shares on the Separation Date multiplied by the number of Deferred Share Units recorded to the Eligible Person or (ii) subject to the receipt of the Required Approvals, in Shares equal to the number Deferred Share Units recorded to the Eligible Person, net of any Applicable Withholding Tax.  The Company will make such payment,

(a) to any such Eligible Person who is a Specified Employee, as soon as is reasonably possible following the date that is at least six months after the date such Specified Employee has Terminated Service, but in any event within eight months of such Specified Employee having Terminated Service, and

(b) to any Eligible Person who is not a Specified Employee, as soon as is reasonably possible following the date the Eligible Person has Terminated Service, but in any event within two months of the date on which the Eligible Person has Terminated Service.

The Company may defer the payment to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance with §3.3.

Death

2.3 In the event of the death of an Eligible Person, the Company will, within two months of the Eligible Person's death, pay cash equal to the Fair Market Value of the Shares multiplied by the number of Deferred Share Units recorded to the Eligible Person which would be deliverable to the Eligible Person if the Eligible Person had Terminated Service in respect of the Deferred Share Units credited to the deceased Eligible Person's account (net of any Applicable Withholding Tax) to or for the benefit of the legal representative of the Eligible Person.  The Fair Market Value will be calculated on the date of death of the Eligible Person.

Page | 61

Applicable Withholding Tax

2.4 The Company is authorized to deduct such taxes and other amounts as it may be required or permitted by law to withhold ("Applicable Withholding Tax"), in such manner as it determines, including, without limiting the generality of the foregoing, by delivering less cash or Shares, as applicable, than an Eligible Person otherwise would have received.  The Company may require Eligible Persons, as a condition of receiving amounts otherwise to be delivered to them under this Plan, to deliver undertakings to, or indemnities in favour of, the Company respecting the payment by such Eligible Persons of applicable income or other taxes.

PART 3

General

Non-Transferability

3.1 Deferred Share Units and all other rights, benefits or interests in this Plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if the Eligible Person dies, the legal representatives of the Eligible Person will be entitled to receive the amount of any payment otherwise payable to the Eligible Person hereunder in accordance with the provisions hereof.

No Right to Service

3.2 Neither participation in this Plan nor any action under this Plan will be construed to give any Eligible Person a right to be retained in the service of the Company.

Applicable Trading Policies

3.3 The Board and each Eligible Person will ensure that all actions taken and decisions made by the Board or the Eligible Person, as the case may be, pursuant to this Plan comply with any applicable securities laws and policies of the Company relating to insider trading or "blackout" periods.

Successors and Assigns

3.4 This Plan will enure to the benefit of and be binding upon the respective legal representatives of the Eligible Person.

Plan Amendment

3.5 The Board may amend this Plan as it deems necessary or appropriate, subject to applicable corporate, securities and tax law requirements, but no amendment will, without the consent of the Eligible Person or unless required by law (or for compliance with applicable corporate, securities or tax law requirements or related industry practice), adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan.

3.6 The Board may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate, including, without limitation:

(a) for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(b) to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c) to change the vesting provisions of Deferred Share Units;

Page | 62

(d) to change the termination provisions of Deferred Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Deferred Share Units; or

(e) to make any amendments necessary or advisable because of any change in Applicable Law; provided, however, that no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan.

Income Tax Act (Canada) Provisions

3.7 Notwithstanding the foregoing, all actions of the Board and the Committee shall be such that this Plan continuously meets the conditions of paragraph 6801(d) of the Regulations under the Income Tax Act (Canada), or any successor provision, in order to qualify as a "prescribed plan or arrangement" for the purposes of the definition of a "salary deferral arrangement" contained in subsection 248(1) of the Income Tax Act (Canada).

Plan Termination

3.8 The Board may terminate this Plan at any time, but no termination will, without the consent of the Eligible Person or unless required by law, adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan.  In no event will a termination of this Plan accelerate the time at which the Eligible Person would otherwise be entitled to receive any cash in respect of Deferred Share Units hereunder.

Governing Law

3.9 This Plan and all matters to which reference is made in this Plan will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

Reorganization of the Company

3.10 The existence of this Plan or Deferred Share Units will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Company or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company, or any amalgamation, combination, merger or consolidation involving the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

No Shareholder Rights

3.11 Deferred Share Units are not considered to be Shares or securities of the Company, and an Eligible Person whose account is credited with Deferred Share Units will not, as such, be entitled to exercise voting rights or any other rights attaching to the ownership of Shares of other securities of the Company, or be considered the owner of Shares by virtue of such crediting of Deferred Share Units.

No Other Benefit

3.12 No amount will be paid to, or in respect of, an Eligible Person under this Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Person for such purpose.

Unfunded Plan

3.13 For greater certainty, this Plan will be an unfunded plan, including for tax purposes and for purposes of the Employee Retirement Income Security Act (United States).  Any Eligible Person holding Deferred Share Units or related accruals under this Plan will have the status of a general unsecured creditor of the Company with respect to any relevant rights thereunder.

Page | 63

Securities Act Restrictions

3.14 Unless the Shares issued under Deferred Share Units have been registered under the Securities Act, any Shares issued pursuant Deferred Share Units will be issued pursuant to exemptions from such registration requirements and will be deemed "restricted securities" as defined in Rule 144 of the Securities Act. Restricted securities may be resold only in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, and prior to such sale the holder shall provide the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company

Page | 64

SCHEDULE "D" - MANDATE OF THE BOARD OF CONTACT GOLD CORP.

General

1. The directors are elected by the shareholders and are responsible for the stewardship of the business and affairs of Contact Gold Corp. ("Contact Gold", or the "Corporation"). The Board of Directors (the "Board") seeks to discharge this responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure enhance and preserve the business of the Company and the underlying value of the Company.

Composition

2. The Board believes that better corporate governance is promoted when a board of directors is made up of highly qualified individuals i) from diverse backgrounds who reflect the changing population demographics of the markets in which the Company operates, ii) of each gender, and iii) reflective of the talent available with the required expertise. When considering recommendations for nomination to the Board, the Board shall consider:

(a) diversity criteria including gender, age, ethnicity and geographic background; and

(b) candidates who are highly qualified based on their experience, functional expertise, and personal skills and qualities.

Notwithstanding this, the Company does not support the adoption of quotas to support its belief in the importance of diversity. In addition to the criteria set out above and elsewhere herein, employees and directors of the Company ("Directors") will be recruited and promoted based upon their ability and contributions.

3. The Directors shall consist of persons who possess skills and competencies in areas that are:

(a) necessary to enable the Board and Board committees to properly discharge their duties and responsibilities; and

(b) relevant to the Company's activities.

4. At least a majority of the directors shall be individuals who are "independent" directors in accordance with applicable securities laws and stock exchange policies. Subject to the size and operations of the Company, the Board is committed to setting measurable objectives for the long-term goal of improving gender representation across all levels of the organisation.  Annually, the Board will report to the Company's shareholders the following:

(a) a summary of the Company's progress towards achieving the measurable objectives set under this Policy; and

(b) details of the measurable objectives set under this Policy for the subsequent financial year.

5. The Board does not believe it should establish term limits for directors as term limits could result in the loss of Directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

The Board, on its initiative and on an exceptional basis, may exercise discretion to introduce maximum terms or mandatory retirement where it considers that such a limitation would benefit the Company and its stakeholders.

6. Subject to the limitations herein, the Corporate Governance and Nominating ("CG&N") Committee of the Board will annually (and more frequently, if appropriate) recommend candidates to the Board for election or appointment as Directors, taking into account the Board's conclusions with respect to the appropriate size and composition of the Board and Board committees, the competencies and skills required to enable the Board and Board Committees to properly discharge their responsibilities, and the competencies and skills of the current Board.

7. No director should serve on the board of a regulatory body with oversight of the Company. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the Director's time and availability for his or her commitment to Contact Gold as well as his or her ability to exercise their fiduciary duties as directors.

Page | 65

Directors should advise the chair of the CG&N Committee and the Chief Executive Officer ("CEO") of the Company before accepting membership on other public company boards of directors, or any audit committee, or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Company.

No director shall serve on more than four public company boards in aggregate.

8. Without prior approval of the CG&N Committee, the CEO of the Company should not serve on the board of any other public company; and at no time shall the CEO serve on more than one other public company.

9. The Board approves the final choice of candidates.

10. The shareholders of the Company elect the Directors annually.

11. A Lead Director is elected annually at the first meeting of the Board following the shareholders' meeting. This role is normally filled by the Chair. At any time when the Chair is an employee of the Company, the non-management directors shall select an independent director to carry out the functions of a Lead Director. This person would chair regular meetings of the non-management directors and assume other responsibilities which the non-management directors as a whole have designated.

12. The Secretary of the Company (the "Secretary") shall be secretary of the Board.

13. Directors are expected to comply with the Corporation's Code of Business Conduct and Ethics and its Directors' Code of Ethics.

Meetings, Proceedings and Administration

14. The quorum for the transaction of business at any meeting of the Board shall be a majority of directors or such other number of directors as the Board may from time to time determine according to the articles of incorporation of the Company.

15. The Board shall have at least four scheduled meetings per year. The Chair of the Board ("Chair") and the CEO shall develop the agenda for each meeting.

16. Committee meetings may be held in person, by video-conference, by telephone or by any combination of the foregoing.

17. Independent directors shall meet at the end of each Board meeting without management and non-independent directors.

18. At meetings of the Board, resolutions shall be approved by a majority of the votes cast on the resolution.

19. Regularly scheduled Board meetings shall normally proceed as follows:

(a) Review and approval of the minutes of the preceding Board meeting;

(b) Business arising from the previous minutes;

(c) Reports of committees;

(d) Report of the President and CEO, financial and operational reports;

(e) Other business;

(f) In-camera session with solely independent directors; and

(g) Adjournment.

Page | 66

20. A secretary should be named for each Board and committee meeting and minutes should be circulated in due course after such meeting. This role is normally filled by the Secretary.

21. Minutes of the committee meetings will be made available to each Board member upon request.

Authority and Responsibilities

22. The powers of the Board may be exercised at a meeting for which notice has been given and at which a quorum is present or, in appropriate circumstances, by resolution in writing signed by all the directors.

23. The Board is authorized to retain, and to set and pay the compensation of, independent legal counsel and other advisers if it considers this appropriate.

24. The Board is authorized to invite officers and employees of the Company and outsiders with relevant experience and expertise to attend or participate in its meetings and proceedings, if it considers this appropriate.

25. The Board and the Directors have unrestricted access to the advice and services of the Secretary and outside auditors and legal counsel.

26. The Board discharges its responsibility for overseeing the management of the Company's business by delegating to the Company's senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities directly and through its committees; namely, the Audit Committee, the Compensation Committee the CG&N Committee, and the Health, Safety and Sustainability Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address issues of a more short-term nature. The Board's primary roles are overseeing corporate performance and providing quality, depth and continuity of management to meet the Company's strategic objectives.

27. The Board is authorized through the CG&N Committee to conduct evaluations of the Board and the Directors and perform succession planning activities

28. Responsibilities of the Board include, but are not limited to:

(a) selecting and appointing, evaluating and (if necessary) terminating the CEO;

(b) satisfying itself as to the integrity of the CEO and other executive officers and ensuring that they promote a culture of integrity throughout the organization;

(c) adopting a strategic planning process, approving strategic plans, and monitoring performance against plans;

(d) reviewing the Company's long-term strategy annually;

(e) reviewing and approving annual operational budgets, capital expenditure limits and corporate objectives, and monitoring performance on each of the above;

(f) approving all decisions involving unbudgeted expenditures individually in excess of $100,000, or in aggregate in excess of $250,000;

(g) reviewing policies and procedures to identify business risks, and ensure that systems and actions are in place to monitor them;

(h) reviewing policies and processes to ensure that the Company's internal control and management information systems are operating properly;

(i) approving the audited annual financial statements, MD&A, annual information form, information circular, and other filings required under applicable securities laws;

(j) assessing the contribution of the Board, committees and all directors annually, and planning for succession of the Board;

Page | 67

(k) reviewing and approving committee chair nominees from time to time as recommended by the respective committees;

(l) assessing the effectiveness of the Board and each of the directors annually at a meeting of the Board to determine if any changes to the Board size or make-up are required;

(m) assessing the effectiveness of each director by way of a formal review undertaken by with the Chair of the Board, Lead Director or Chair of the CG&N Committee where each director will receive peer feedback from other directors to determine how they could operate more effectively within the Board;

(n) arranging formal orientation programs for new directors, where appropriate;

(o) considering diversity in the selection criteria of new Board members;

(p) establishing and maintaining an appropriate system of corporate governance including practices to ensure the Board functions effectively and independently of management, including reserving a portion of all Board and its committee meetings for in camera discussions without management present;

(q) approving and monitoring compliance with significant policies and procedures by which the Company is operated;

(r) proactively monitoring the Company's performance in meeting standards and objectives related to those diversity initiatives established by the Board, and progress in achieving them;

(s) ensuring that a comprehensive compensation strategy is maintained which includes competitive industry positioning, weighting of compensation elements and relationship of compensation to performance;

(t) ensuring that an adequate system of internal control is maintained to safeguard the Company's assets and the integrity of its financial and other reporting systems;

(u) ensuring that the Company has in place a communication and disclosure policy which supports the oversight of public communication and disclosure and enables disclosure controls in compliance with all legal and regulatory requirements and that such is reviewed at such intervals as the Board deems appropriate. Directors must adhere to the Company's disclosure policy;

(v) providing oversight of environmental matters;

(w) reviewing and considering for approval all amendments or departures proposed by management from established strategy, capital and operating budgets, or matters of policy, which diverge from the ordinary course of business;

(x) ensuring that a process is established that adequately provides for management succession planning, including the appointing, training, and monitoring of senior management;

(y) annually assessing the charters of Board committees and revising where necessary;

(z) adhering to all other Board responsibilities set out in the Company's by-laws and other statutory and regulatory requirements; and

(aa) enhancing the reputation, goodwill and image of the Company.

29. Responsibilities of the Chair of the Board include but are not limited to:

(a) providing leadership to the Board with respect to its functions as described in this Mandate and as otherwise may be appropriate, including overseeing the logistics of the operations of the Board;

(b) chairing meetings of the Board, unless not present including in camera sessions;

(c) ensuring that the Board meets on a regular basis and at least quarterly;

(d) establishing a calendar for holding meetings of the Board;

Page | 68

(e) establishing the agenda for each meeting of the Board, with input from other Board members and any other parties as applicable;

(f) ensuring that Board materials are available to any director on request;

(g) ensuring that the members of the Board understand and discharge their duties and obligations;

(h) fostering ethical and responsible decision making by the Board and its individual members;

(i) overseeing the structure, composition, membership and activities of the Board;

(j) ensuring that resources and expertise are available to the Board so that it may conduct its work effectively and efficiently;

(k) pre-approving work to be undertaken for the Board by consultants;

(l) facilitating effective communication between members of the Board and management;

(m) attending each meeting of shareholders to respond to any questions from shareholders as may be put to the Chair;

(n) communicate with directors between meetings;

(o) attend key functions of the Company;

(p) meet with major shareholder groups; and

(q) act as Chair at any annual and, if applicable, special meeting of shareholders of the Company.

30. Expectations of Directors include but are not limited to:

(a) maintaining a high attendance record at meetings of the Board and the committees of which they are members. Directors are encouraged to attend at least 75% of meetings of the Board in the absence of extenuating circumstances. Attendance by telephone or video conference may be used to facilitate a director's attendance;

(b) reviewing the materials circulated in advance of meetings of the Board and its committees and being prepared to discuss the issues presented.  Directors are encouraged to contact the Chair of the Board, the CEO and any other appropriate executive officer(s) to ask questions and discuss agenda items prior to meetings;

(c) being sufficiently knowledgeable of the business of Contact Gold, including its financial statements, and the risks it faces, ensuring active and effective participation in the deliberations of the Board and of each committee on which he or she serves.

(d) freely to contact the CEO at any time to discuss any aspect of the Company's business.  Directors should use their judgement to ensure that any such contact is not disruptive to the operations of the Company. The Board expects that there will be frequent opportunities for Directors to meet with the CEO in meetings of the Board and committees, or in other formal or informal settings.

(e) Maintaining the confidentiality of the proceedings and deliberations of the Board and its committees. Each Director will maintain the confidentiality of information received in connection with his or her service as a director.

31. Expectations of Management of Contact Gold

(a) at the request of the Board, report on the Company's performance, management's concerns and any other matter the Board or its Chair may deem appropriate.  Management must promptly report to the Chair any significant developments, changes, transactions or proposals respecting Contact Gold.

(b) prepare and present to the Board annually (or more frequently if appropriate) a business plan and budget, and report regularly to the Board on the Company's performance against the business plan and budget;

Page | 69

(c) review and update annually (or more frequently if appropriate) the Company's strategic plan, and report regularly to the Board on the implementation of the strategic plan in light of evolving conditions;

(d) report regularly to the Board on the Company's business and affairs and on any matters of material consequence for the Company and its shareholders;

(e) speak for the Company in its communications with shareholders and the public in accordance with the Company's Disclosure Policy;

(f) comply with any additional expectations that are developed and communicated during the annual strategic planning and budgeting process and during regular Board and committee meetings;

(g) implement policies and practices to achieving diversity initiatives determined by the Board and report to the Board on the progress toward and achievement of such diversity initiatives;

(h) promote a work environment that values and utilizes the contributions of employees with a variety of backgrounds, experiences and perspectives through awareness of the benefits of workforce diversity and successful management of diversity; and

(i) consult the Board with respect to all matters which by law require Board approval

Page | 70